FILE # 333-89769

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 4
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             GOLDENACCESS.COM, INC.
             (Exact name of Registrant as specified in its charter)


        FLORIDA                       7372                      65-0769954
(State of Incorporation)   (Primary Standard Industrial       (IRS Employer
                            Classification Code Number)   Identification Number)

                        6161 BLUE LAGOON DRIVE, SUITE 190
                              MIAMI, FLORIDA, 33126
                                 (305) 264-2401
                        (Address and telephone number of
                        and principal place of business)

                        MR. CLIFFORD Y. PIERCE, PRESIDENT
                             GOLDENACCESS.COM, INC.
                        1440 KENNEDY CAUSEWAY, SUITE 301
                           NORTH BAY VILLAGE, FL 33141
                                 (305) 861-2766

                       (Name, address and telephone number
                              of agent for service)

                                   Copies to:

                            MR. GARY APPELBLATT, ESQ.
                        LAW OFFICES OF GARY M. APPELBLATT
                      3610 AMERICAN RIVER DRIVE, SUITE 112
                              SACRAMENTO, CA 95864
                                 (916) 486-4200

                                ----------------
Approximate date of commencement of proposed distribution to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

         THE REGISTRANT SHALL AMEND THIS REGISTRATION STATEMENT ON THAT DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THAT DATE AS THE COMMISSIONER, ACTING PURSUANT TO SECTION 8
    (a), MAY DETERMINE.

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
Title of each class    Number of shares     Proposed maximum price   Proposed maximum         Amount of
of securities to be    to be registered     per share                aggregate price for      Registration fee
registered                                                           this registration
-------------------------------------------------------------------------------------------------------------------
Common Shares                500,000(1)     $8.50(2)                 $4,250,000(2)            $1211.25(1)
===================================================================================================================

(1) Dollar amounts of shares to be registered and registration fee computations based upon the estimated market value asking price of $8.50 per share for the 500,000 common shares registered. Additional fees, should the price rise, will be paid by amendment.


(2) There is currently no offering price. Of the securities registered, 129,300 shares will be distributed to the shareholders and agent of Cardiac Control services, Inc., a Delaware corporation, as a stock dividend. The remaining 370,700 shares are registered for future sale by their holders. These sales, if sold, shall be made through NASD members at normal mark ups, mark downs, or brokerage commissions. See "Selling securityholders".

                             GOLDENACCESS.COM, INC.
                              CROSS REFERENCE SHEET



                                                                                             Page
         Items in Form SB-2                              Location                           Number
    1.   Front of Registration Statement                 Same                                1
         and Outside Front Cover of
         Prospectus

    2.   Inside Front and Inside Back Cover Page                                             2
         Outside Back Cover Pages of Prospectus

    3.   Summary Information                             Summary;                            4
         Risk Factors                                    Risk Factors                        7

    4.   Use of Proceeds                                 Not Applicable

    5.   Determination of Offering                       Not Applicable
         Price

    6.   Dilution                                        Not Applicable

    7.   Selling Securityholders                         Risk Factors;                       7
                                                         Selling Securityholders             46

    8.   Plan of Distribution                            The Distribution                    19

    9.   Legal Proceedings                               Same                                61

    10.  Directors, Executive                            Management and Board of             49
         Officers, Promoters                             Directors;
         and Control Persons                             Principal Shareholders              47
         Management

    11.  Security Ownership                              Principal Shareholders              46
         Of Certain Beneficial
         Owners and Management

    12.  Description of Securities                       Same                               57

    13.  Interests of Named                              Not Applicable
         Experts and Counsel

    14.  Disclosure of Commission                        Limitation of Liability of         54
         Position on Indemnification                     Directors and Officers
         for Securities Act Liabilities

    15.  Organization within
         Last Five Years                                 Business-The Company               32

    16.  Description of Business                         Same                               25

    17.  Plan and Results of                             Same                               20
         Operations

    18.  Certain Relationships                           Not Applicable

    19.  Market for Common Equity                        Risk Factors - No Prior            17
         and Related Stockholder Matters                 Trading Market

    20.  Executive Compensation                          Same                               50

    21.  Financial Statements                            Same                               F1

    22.  Changes in and Disagreement                     Not Applicable
         with Accountants on Accounting
         and Financial Disclosure

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITY AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 16, 2000


                                  PROSPECTUS


[LOGO]                       GOLDENACCESS.COM, INC.
                        500,000 SHARES OF COMMON STOCK



                No Public Market Currently Exists for the Shares

We are registering 385,100 shares for future sale by our founding shareholders. In addition, we are registering 114,900 shares owned by Cardiac Control Systems, Inc. that will be distributed to their shareholders as a stock dividend following the effective date of the registration statement of which this prospectus is a part. All of the shares that are being registered will be sold by the selling shareholders at their discretion.

We will have no control over the timing of any sales and are not receiving any of the proceeds of the sales of these shares.

We anticipate that the Shares will be quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Bulletin Board Market under the symbol "GLDA", or the Pacific Stock Exchange under the symbol "GAC".



THE SECURITIES OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






                The date of this Prospectus is __________, 2000.

Left Blank for color page insertion

                               [LOGO]GOLDENACCESS



                               TABLE OF CONTENTS


Summary ................................................................     4
Our Company ............................................................     5
Risk Factors ...........................................................     7
Distribution ...........................................................    19
Plan and Results of Operations .........................................    20
Year 2000 Readiness Disclosure .........................................    23
Capitalization .........................................................    24
Business................................................................    25
Recent Acquisitions ....................................................    43
Selling Securityholders ................................................    46
Principal Shareholders .................................................    47
Management .............................................................    49
Description of Securities ..............................................    57
Shares Eligible ........................................................    58
Dividend Policy ........................................................    61
Stock Transfer Agent ...................................................    61
Experts ................................................................    61
Legal Matters ..........................................................    61
Available Information ..................................................    61
Index to Financial Statements ..........................................    F1

                                     SUMMARY

                                THE DISTRIBUTION

DISTRIBUTED COMPANY          GoldenAccess.Com, Inc. a Florida corporation, was
                             merged with CathTech Group, Inc., a Florida corporation and the surviving legal entity is CathTech Group, Inc., which succeeded to the name
                             GoldenAccess.Com, Inc. See "Summary -- Corporate
                             History".


DISTRIBUTION RATIO           Each of Cardiac Control Systems, Inc., shareholders
                             will receive one (1) of our common shares, par value $0.001 per share, for each 51 shares of Cardiac Control Systems, Inc., common stock.

SHARES TO BE DISTRIBUTED     No underwriting discounts or commissions will be
                             allowed or paid on the 114,900 shares distributed as a stock dividend to the shareholders of Cardiac
                             Control Systems, Inc.



DISTRIBUTION DATE            Upon the effective date of the registration
                             statement of which this prospectus is a part or as soon thereafter as practical.


SHARES OF SELLING
SECURITYHOLDERS              385,100 shares are also being registered on behalf
                             of 4 of our shareholders, which equals a total of 500,000 shares of common stock being registered in this prospectus, representing 17.4% of our securityholder's respective holdings, all of which will be available for resale by shareholders subject to specific limitations. The amount of discounts or commissions, if any, which may be paid by the selling security holders on future resale of the shares registered is not now known See "Selling
                             Securityholders".

                                   OUR COMPANY

GOLDENACCESS.COM, INC. specializes IN INVENTIVE APPROACHES TO INTERNET PROTOCOL ("IP") TELEPHONY, WHICH IS A group of technical standards for internet communications, that allows computers to exchange information or telephone calls through the internet. Our products and services OFFER A COMPLETE, FULLY INTEGRATED SOLUTION TO IP TELEPHONY SYSTEMS THAT INCLUDES:

- IP TELEPHONY GATEWAY, WHICH acts as an interface between telephone communication and the internet. This equipment and integrated software allows for telephone calls to be carried over the internet instead of traditional wire, fiber optic, or satellite transmission.
- NETWORK MANAGEMENT, WHICH functions to monitor the "health", presence and quality of a set or series of gateways.
-   BILLING SOFTWARE
- GLOBAL NETWORK FOR CALL TERMINATION, WHICH is a network of gateways and management systems software that spreads around the globe, providing worldwide access to telephone communications.



THIS "ONE-STOP" SOLUTION ALLOWS ITS CUSTOMERS AND SERVICE PROVIDERS OF ANY SIZE TO ESTABLISH A SERVICE OR RAPIDLY LAUNCH A REVENUE SERVICE WITH MINIMAL INVESTMENT OR INFRASTRUCTURE, WITHOUT THE NEED TO PURCHASE ADDITIONAL SUPPORTING SOFTWARE, HARDWARE AND NETWORK DELIVERY CONTRACTS. THIS IS THE GOLDEN ACCESS BREAKTHROUGH.


We are currently operating in Beirut, Lebanon; Buenos Aires and Cordoba, Argentina; Cali, Columbia; Hong Kong, China; Madrid, Spain; Mexico City, Mexico; Sao Paulo, Brazil; Praga, Czech Republic; Los Angeles, CA and Miami, FL, USA.

Over the next 120 days, we will deploy the IP Telephony GATEWAYS in the following locations: in Bogota, Medellin and Baranquilla, Columbia; Santiago, Chile; Amsterdam, Holland; Caracas, Venezuela; Quito, Ecuador; Lima, Peru; Montevideo, Uruguay; Manaos and Rio de Janeiro, Brazil; Panama City, Panama; Paris, France; Frankfurt, Germany; Phillipines, Taiwan, Dominican Republic, Costa Rica, Rome, Italy; Moscow, Russia; Beijing, China; Arlington, TX, Orlando, FL, USA., and establish appropriate distribution channels to service each country.

Our current offices are located at 6161 Blue Lagoon Drive, Suite 190, Miami, FL 33126, and the telephone number is (305) 264-2401. We also have offices in Cordoba, Argentina.

Information contained on our World Wide Web site, http://www.GoldenAccess.com, does not constitute a part of this prospectus.


Unless otherwise indicated, the information in this prospectus, irrespective of the date referenced, assumes that there is no exercise of outstanding options or warrants to purchase additional shares.

All references in this prospectus to "us", "we", or the issuer include GoldenAccess.com, Inc. and its predecessors.


Neither GoldenAccess.Com, Inc., nor any of its officers, directors or employees had any prior or subsequent affiliation with Cardiac Control Systems, Inc. For accounting purposes, the merger will be treated as a reverse acquisition with GoldenAccess.Com, Inc. being treated as the acquiree for financial reporting purposes.

                            SELECTED FINANCIAL DATA


The selected financial data below is for the years ended June 30,1998 and 1999, and for the six months ending December 31, 1999, and 1998 have been derived from our financial statements. We have never declared or paid any cash dividends on our shares of capital stock. The selected financial data should be read in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this prospectus and the discussion under the caption "PLAN OF OPERATIONS." The statement of earnings data and the balance sheet data for 1999 and 1998 are a part of our financial statements prior to our merger with CathTech Group, Inc., which are included in their entirety elsewhere in this prospectus. June 30, 1999 and 1998 reflects the effects of the merger on August 26, 1999.



SELECTED FINANCIAL DATA



                                          Years Ended              Six Months Ended
                               June 30, 1998     June 30,1999    12/31/98    12/31/99
STATEMENT OF OPERATIONS

Sales                                  0             6,386                     112,320

Research and development          11,385            28,902        34,979         5,897
Consulting                             0             1,050                     329,752
Depreciation                           0               948           518        98,409
Other                                363             6,729         3,185       207,084
Net losses                       (11,748)          (31,243)       38,682      (528,822)

Net loss per share                  (.03)             (.09)        (0.02)        (0.18)

Weighted average shares          345,800           345,800     2,872,500     2,872,500
 Outstanding 2

BALANCE SHEET DATA

Working capital (deficit)                          (48,043)      (48,737)     (338,458)
Total assets                                        17,601         4,937     1,465,405
Liabilities                                         54,592        49,367       468,276
Stockholder's deficit                               36,991        50,430      (571,813)

                                  RISK FACTORS



These securities are highly speculative and involve substantial risks. You should carefully consider the following risk factors before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In that event, the trading price of our shares could decline, and you may lose part or all of your investment.


           RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

1. OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS DIFFICULT, WHICH MAY SUBJECT YOU TO MORE RISKS THAN ANTICIPATED.


GoldenAccess.Com, Inc was incorporated in Florida in 1997 to provide innovative software solutions to meet the growing demands of the nascent Internet Protocol
(IP) telecom industry. Because of this, we have only a limited operating history with which you may evaluate our business. You must consider the numerous risks and uncertainties an early stage company like ours faces in the new and rapidly evolving market for Internet-related services or in forecasting our future operating results.

If we are unsuccessful in addressing these risks, sales of our products and services, as well as our ability to maintain or increase our customer base, will be substantially diminished.

2. BECAUSE WE HAVE NO OPERATING HISTORY, WE MAY NOT BE ABLE TO SUCCESSFULLY CONDUCT OUR BUSINESS OR ACHIEVE PROFITABILITY.


We first recorded revenue in June of 1999, but did not begin shipping our principal product, VTS, until July of 1999.


In addition, we cannot forecast operating expenses based on our historical results because they are limited, and we are required to forecast expenses in part on future revenue projections. We may not successfully address any of these risks.


3. BECAUSE OUR PRESENCE IN THE NEW AND RAPIDLY EVOLVING INTERNET TELEPHONY INDUSTRY SUBJECTS US TO RAPID TECHNOLOGICAL CHANGE, OUR PRODUCTS COULD BECOME OBSOLETE OR UNMARKETABLE SOONER THAN WE ANTICIPATE.


Our Internet telephony markets are characterized by rapid technological change which may cause us to incur significant development costs and prevent us from attracting new customers The market for our products is characterized by rapid technological change, frequent new product introductions and enhancements, uncertain product life cycles and changing end-user customer demands. The introduction of products embodying new technologies and the emergence of new industry standards could render existing products obsolete or unmarketable and cause us to incur significant development costs.

4. WE HAVE NEVER BEEN PROFITABLE AND EXPECT OUR LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE.


We have never been profitable on an annual or quarterly basis. We had an accumulated deficit of approximately $571,813 as of December 31, 1999. We expect to continue to incur operating losses for the foreseeable future. Our operating and marketing expenses have continuously increased since inception and we expect them to continue to increase significantly during the next several years. Accordingly, we will need to generate significant revenue to achieve profitability. We may not be able to do so. Even if we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future.


We intend to continue to make significant investments in our research and development, marketing, services and sales operations. We anticipate that these expenses could significantly precede any revenues generated by the increased spending.

Our operating results have varied significantly from quarter to quarter and may continue to do so in the future depending upon a number of factors affecting us or our industry described below and elsewhere in this prospectus, including many that are beyond our control. As a result, we believe that period-to-period comparisons of our operating results are not necessarily meaningful, and you should not rely on them as an indication of our future performance. In addition, our operating results in a future quarter or quarters may fall below expectations of securities analysts or investors and, as a result, the price of our common stock may fluctuate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

5. WE CAN NOT FORECAST OUR REVENUES ACCURATELY BECAUSE OUR PRODUCTS HAVE VARIABLE SALES CYCLES AND BECAUSE WE DO NOT KNOW WHEN OUR POTENTIAL END-USER CUSTOMERS WILL PLACE ORDERS AND FINALIZE CONTRACTS.

The sales cycle for our products may cause license revenue and operating results to vary significantly from period to period. To date, the sales cycle for our products to our Corporate and ISP customers has taken up to three months in foreign countries, while our Telco customers inherently will take longer to evaluate/decide and could take up to 6-9 months for a final decision. Our sales cycle has required pre-purchase evaluation by a significant number of individuals in our customers' organizations. Since distributors and resellers will have more direct exposure to many of our customers initially, and third parties jointly market our software with us, we invest significant amounts of time and resources educating and providing information to our prospective customers regarding the use and benefits of our products. These channels will determine the overall length of our sales cycles.


6. WE MAY HAVE DIFFICULTIES MANAGING OUR EXPANDING OPERATIONS, MULTIPLE TECHNOLOGIES AND TECHNOLOGICAL CHANGE, WHICH COULD HARM OUR FUTURE PRODUCT DEMAND AND MAY REDUCE OUR CHANCES OF ACHIEVING PROFITABILITY.

Our future performance will depend, in part, on our ability to manage our growth effectively. To that end, we will have to succeed in developing our operating, administrative, and financial and accounting systems and controls. If we are not profitable, since we have not identified outside sources of financing, we may be unable to continue operations.

7. OUR SOFTWARE MAY NOT OPERATE CORRECTLY ON EVOLVING VERSIONS OF HARDWARE AND SOFTWARE PLATFORMS, PROGRAM LANGUAGES, DATABASE ENVIRONMENTS AND OTHER SYSTEMS THAT OUR CUSTOMERS USE.

To improve coordination among our engineering, accounting, finance, marketing and operations personnel, we must enhance our management personnel and information system's capabilities.

If we cannot accomplish these tasks, we will diminish our chances of achieving profitability.

Our products are designed to work on a variety of hardware and software platforms used by our customers. For example, the server component of the current version of our products runs on the Windows NT operating system from Microsoft. If we cannot successfully develop products in response to a change in customer demands, our business could suffer.

If we fail to modify or improve our products in response to evolving industry standards, our products could rapidly become obsolete, which would harm our business.

8. OUR PROSPECTS FOR OBTAINING ADDITIONAL FINANCING, IF REQUIRED, ARE UNCERTAIN AND FAILURE TO OBTAIN NEEDED FINANCING COULD AFFECT OUR ABILITY TO PURSUE FUTURE GROWTH.


We may need to raise additional funds to develop or enhance our products, services or strategic alliances, to fund expansion, to successfully implement our growth strategy, to respond to changing business conditions and competitive pressures or to acquire complementary products, opportunities, businesses or technologies.


We do not have a long enough operating history to know with certainty whether our existing cash, or if cash generated from operations, or cash from the sale of licenses or received from strategic partners, or from royalties, or from short term and contract financing, will be sufficient to finance our anticipated growth. Additional financing may not be available on terms that are acceptable to us. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced and these securities might have rights, preferences and privileges senior to those of our current stockholders. If adequate funds are not available on acceptable terms, our ability to fund our expansion, take advantage of unanticipated opportunities, develop or enhance our products and services would be impaired.

Since we have small cash resources and no existing firm commitments for ongoing funding, a disruption in our anticipated revenue stream and/or our inability to achieve profitability would render us unable to conduct our business and you could lose your investment in our Company. Obtaining additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financing unattractive to us. If we are unable to raise additional capital, our growth could be impeded. Even if we continue in business unprofitably, our shares may become virtually worthless, and you could still lose your investment in our Company.

9. COMPETITION COULD REDUCE OUR MARKET SHARE, DECREASE OUR REVENUE AND CAUSE PRICING PRESSURES WHICH MAY LESSEN OUR COMPETITIVE PRICING ADVANTAGE.


The market for our services has been extremely competitive. The market that we are competing in falls into several categories:


VoIP ("Voice over Internet Protocol") Gateway products,
VoIP Gatekeeper products, depending on the device responsible for the Authentication, authorization, and accounting in the ITSP.
VoIP Billing products,
Enhanced IP Services, and
Transmission Services.



Gatekeepers are depending on the device responsible for the authentication, authorization, and accounting in the ITSP.


Since we are offering a totally integrated solution that encompasses all of these markets, it creates a highly competitive environment for us as we must differentiate our product against those that specialize in either one or more of the above mentioned areas.

Many companies offer products and services like ours, and many of these companies have a substantial presence in this market. Future competition could come from a variety of companies in the Internet equipment and service arena, traditional network equipment providers and the telecommunications service industry. These industries include companies who have greater resources and larger subscriber bases than we have and which have been in operation for many years.


Existing internet companies; currently offer particular portions of the complete communications solution provided by us and through ongoing consolidation and partnerships, may be able to provide the total solution within a relatively short period of time.

Major competitors may be able to bundle their services and products that are not offered by us, which could place us at a significant competitive disadvantage. Many of our competitors enjoy economies of scale that can result in lower cost structure for transmission and related costs, which could cause significant pricing pressure within the industry. When compounded with decreasing rates for international termination and the subsequent increased price competition, this may result in a further reduction of prices, profit margins and market share. Unauthorized copying, use of reverse engineering of our products could materially adversely affect our business, results of operations or financial condition.

In addition, a number of large telecommunications and equipment providers have announced that they intend to offer similar products. We expect these products to allow live voice communications over the Internet between parties using a personal computer and a telephone and between two parties using telephones. These large companies could distribute an acceptable product into the marketplace more quickly than we could due to their grater resources and more established distribution channels. This is true whether or not their products or services are more or less effective or adaptable than ours. We may be unable to compete with such marketing efforts, on a `head-to-head' basis, and therefore be unable to generate sufficient revenue to achieve profitability.

10. OUR ABILITY TO PROVIDE ONGOING DISCOUNTED LONG DISTANCE SERVICES, ESPECIALLY IN OUR PRIMARY INTERNATIONAL MARKETS, MAY CEASE TO BE ENOUGH OF A COMPETITIVE ADVANTAGE TO ATTRACT NEW CUSTOMERS AND MAINTAIN EXISTING ONES.

Our success is based on our ability to provide discounted international and domestic long distance services by taking advantage of cost savings achieved by carrying voice traffic over the Internet, as compared to carrying calls over long distance networks, similar to those owned by AT&T, Sprint and MCI. In recent years, the price of long distance calls has fallen. In response, we have lowered the price of our service offerings. The price of long distance calls may decline to a point where we no longer have a price advantage over these traditional long distance services. We would then have to rely on factors other than price to differentiate our product and service offerings, which we may not be able to do.


We expect competition for our software products to increase significantly in the future due to the relatively low barriers to entry in this market. In addition, because our industry is new and evolving and characterized by rapid technological change, it is difficult for us to predict whether, when and by whom new competing technologies or new competitors may be introduced into our markets. Currently, our competition comes from several different market segments, including computer telephony platform developers, computer telephony applications software developers and telecommunications equipment vendors. We cannot assure you that we will be able to compete effectively against current and future competitors.


Further, increased competition or other competitive pressures may result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations. See "Business--competitive analysis".

11. WE DEPEND ON OUR INTERNATIONAL OPERATIONS, WHICH SUBJECT US TO UNPREDICTABLE RISKS FROM REGULATORY, FINANCIAL, OPERATIONAL AND POLITICAL SITUATIONS, AS WELL AS FLUCTUATIONS IN THE VALUE OF FOREIGN CURRENCIES, WHICH IN ITSELF COULD RESULT IN LOSSES.

As of September 30, 1999, 100% of our customers were based outside of the United States, generating 100% of our revenues during the twelve months ended on that date. A significant component of our strategy is to continue to expand internationally. We cannot assure you that we will be successful in expanding into additional international markets. In addition to the uncertainty regarding our ability to generate revenue from foreign operations and expand our international presence, there are particular risks inherent in doing business on an international basis. Changing regulatory requirement including changing tax consequences and legal uncertainty regarding liability, tariffs and other trade barriers will effect the success of our company. International markets and the success of our company will also be effected by political and economical instability, language barriers and the adoption of our software products to their local alphabet.

12. WE MAY BE UNABLE TO SUCCESSFULLY DEVOTE SUFFICIENT MANAGEMENT ATTENTION AND FINANCIAL RESOURCES IN THE ESTABLISHMENT OF FUND DISTRIBUTION / SALES CHANNELS, AND THE HIRING OF ADDITIONAL PERSONNEL, TO SUCCESSFULLY OPERATE OUR BUSINESS.

To date, our products have been licensed outside North America primarily in Latin America, the Middle East and Asia. The United States installations are for the support of other countries at this time. Our Los Angeles Gateway will initiate a revenue stream within three months. We are currently expanding our marketing efforts into Europe and intend to continue to expand our international operations and enter additional international markets. Revenues from international expansion may be inadequate to cover the expenses of international expansion.

13. BECAUSE THE MAJORITY OF OUR REVENUES ARE EXPECTED TO BE GENERATED FROM THE INTERNATIONAL MARKETPLACE, SUBSTANTIAL FLUCTUATIONS IN EXCHANGE RATES BETWEEN THE US DOLLAR AND OTHER CURRENCIES WOULD DECREASE OUR CASH FLOW.


Our international revenues are generally denominated in U.S. Dollars, but our international expenses are generally denominated in local foreign currencies. Although foreign currency translation gains and losses have been immaterial to date, fluctuations in exchange rates between the U.S. Dollar and other currencies could have a material adverse effect on our business, financial condition or results of operations, and particularly on our operating margins. To date, we have not sought to hedge the risks associated with fluctuations in exchange rates, but we may undertake to do so in the future. Any hedging techniques we implement in the future may not be successful. Exchange rate fluctuations could also make our products more expensive than competitive products not subject to these fluctuations, which could adversely affect our revenues and profitability in international markets.


14. ALL OF THE TELEPHONE CALLS MADE BY OUR CUSTOMERS ARE CONNECTED THROUGH LOCAL TELEPHONE COMPANIES AND, AT LEAST IN PART, THROUGH LEASED NETWORKS THAT MAY BECOME UNAVAILABLE.


We are not a local telephone company or a registered local exchange carrier. Accordingly, we must route parts of some domestic and international calls made by our customers over leased transmission facilities. Further, because our network does not extend to homes or businesses, we must route calls through a local telephone company to reach our network and, ultimately, to reach their final destinations.


In many of the foreign jurisdictions in which we conduct or plan to conduct business, the primary provider of significant intra-national transmission facilities is the national telephone company. Accordingly, our partners or customers in those foreign jurisdictions may have to lease transmission capacity at artificially high rates from a monopolistic provider and, consequently, they may not be able to generate a profit on those calls. In addition, national telephone companies may not be required by law to lease necessary transmission lines to them or, if applicable law requires national telephone companies to lease transmission facilities to them, they may encounter delays in negotiating leases and interconnection agreements and commencing operations. Additionally, disputes may result with respect to pricing terms and billing. These situations could cause us to suffer a delay in the recognition in revenues, even after our products or software are installed at a customers facility.

In the United States, the providers of local telephone service are generally the incumbent local telephone companies, including the regional Bell operating companies. The permitted pricing of local transmission facilities that we lease in the United States is subject to uncertainties. The Federal Communications Commission has issued an order requiring incumbent local telephone companies to price those facilities at total element long-run incremental cost, and the United States supreme court recently upheld the FCC's jurisdiction to set a pricing standard for local transmission facilities provided to competitors.

However, the incumbent local telephone companies can be expected to bring further legal challenges to the FCC's total element long-run incremental cost standard and, if they succeed, the result may be to increase the cost of incumbent local transmission facilities obtained by us. Depending on the size and extent of such an increase, we could reduce our operating profit substantially or unable to generate a profit given our operating cost structure.

15. WE MAY NOT BE ABLE TO HIRE OR RETAIN THE PERSONNEL THAT WE NEED TO SUSTAIN OR BUSINESS, AND THIS MAY RESULT IN OUR INABILITY TO EXECUTE OUR BUSINESS STRATEGIES.


We depend on the continued services of our executive officers and other key personnel. We need to attract and retain other highly-skilled technical and managerial personnel for whom there is intense competition. If we are unable to attract and retain qualified technical and managerial personnel, we may never achieve profitability. We have applied for key man life insurance policies on the current and prospective officers stated above in the amount of $1.0 million each, which policies should be effective shortly after the effective date of this prospectus.


The integration of our new management personnel as we expand, including our hiring of a new CEO, a new CFO, Mr. Pierce will relinquish that position, a new COO, Mr. Callihoo may concentrate on International Marketing, a new Director of Technical Development, and a new Director of Sales, as well as new Executive Vice Presidents and Vice Presidents, as needed, into our management team may interfere with our operations.

We have recently entered into agreements with a number of new officers, including our Executive Vice President of International Marketing and Chief Operating Officer, Paul Callihoo, who joined us in June of 1999 on a part time basis. Our future success depends to a significant degree on the skills, experience and efforts of our senior management. The loss of the services of any of these individuals could harm our business and operations. If any of our key employees left or was seriously injured and unable to work and we were unable to find a qualified replacement, our business could be harmed.

Since Clifford Pierce, our President and Founder, owns a majority of the shares of our company, if we were unable to locate a replacement with the incentives which we anticipate offering to such an executive, any additional incentives could include stock and/or warrant packages which could substantially dilute our shareholders.

We intend to at least triple our sales, marketing, engineering, professional services and product management personnel over the next 12 months. Competition for qualified individuals is intense, and we may not be able to attract, assimilate or retain highly qualified personnel in the future. Our business cannot continue to grow if we cannot attract qualified personnel. Our failure to attract and retain the highly trained may limit the rate at which we can develop and install new products or product enhancements, which would harm our business. We will need to increase our staff to support new customers and the expanding needs of our existing customers, without compromising the quality of our customer service. Since our inception, no full time employees have left or have been terminated, although we expect to lose employees in the future. Hiring qualified professional services personnel, as well as sales, marketing, administrative and research and development personnel, is very competitive in our industry, particularly in Miami and Argentina, where we are headquartered, due to the limited number of people available with the necessary technical skills.


Our financial success depends to a large degree on the ability of our resellers and our direct sales force to increase sales to a level required to adequately fund marketing and product development activities. Because of this, our ability to increase revenues in the future depends considerably upon our success in recruiting, training and retaining additional resellers direct sales personnel and the success of the resellers and direct sales force.


16. OUR BUSINESS DEPENDS ON THE ACCEPTANCE OF OUR PRODUCTS AND SERVICES, AND IN PART ON OUR ABILITY TO MAINTAIN AND IMPROVE OUR CURRENT PRODUCTS AND DEVELOP NEW PRODUCTS, AND IT IS UNCERTAIN WHETHER THE MARKET WILL ACCEPT OUR PRODUCTS AND SERVICES.

Our total revenue was $6,386 for the twelve months ended June 30, 1999, and $112,320 for the six months ending December 31, 1999. We are not assured that our target customers will widely adopt and deploy our products and services. Our future financial performance will depend on the successful development, introduction and customer acceptance of new and enhanced versions of our products and services. In the future, we may not be successful in marketing our products and services or any new or enhanced products.


To be competitive, we must develop and introduce on a timely basis new products and product enhancements. Any failure to do so could harm our business. Product delays may result in cancellation of orders, loss of revenue, negative publicity and customer lawsuits.


We believe that our future business prospects depend in large part on our ability to maintain and improve our current products and to develop new products on a timely basis. We are continuing to update the VTS software as we deploy more gateways. At this time, there are no identified new releases scheduled. Significant delays in the general availability of new releases of our products or significant problems in the installation or implementation of new releases of our products could have a material adverse effect on our business, financial condition or results of operations.

17. OUR GOLDEN ACCESS NETWORK CONTROL CENTER COULD FAIL AND THE INTERNET CONNECTIONS COULD BE INADEQUATE.

Should the Golden Access Network Control Center system fail, a temporary disruption to services would result. The network's design is redundant to ensure that the outage of any one system does not disrupt the overall operation of the network and its users. We have established a multi-node Network Control Center in Miami, and we are establishing a facility in Los Angeles, which offers redundant operations to keep the network functioning. Such interruptions could cause our customers to seek other providers of service and we would lose revenues accordingly.

If any of the individual VtS Gateways experience an outage, the Network Control Center will automatically re-route traffic destined for that location to an alternate Gateway for termination, thus providing a seamless transition, totally invisible to the customer. If this system does not operate as planned, the customers would experience outages or delays, and could seek other service providers.

However, since the inherent nature of the public Internet relies on sufficient bandwidth and capacity to support a viable Voice over IP service, which exists in North America, Western Europe and some parts of Asia, the quality of service that will be offered by Golden Access in locations where the infrastructure for Internet is quite poor, as in many developing countries, may result in serious quality and access issues, and reduce our chances of successfully deploying the VtS Gateway system in those markets as rapidly as we would otherwise plan. This could occur in markets in which we have already deployed equipment and/or gateways such as Lebanon, mainland China, and Colombia, where, dependent upon the local foreign service providers and/or local telephone companies, an end-user's ability to deploy and utilize our software or equipment could be substantially diminished. Should such circumstances persist, such customers may wish to return their equipment and or software and we may be faced with additional expenses to recover equipment as well as the loss of revenues.

18. IF THIRD PARTIES COPY OR OTHERWISE OBTAIN AND USE OUR TECHNOLOGY WITHOUT AUTHORIZATION, WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS OR AUTHORIZED TRANSACTIONS.

We regard our software products as proprietary. To protect our proprietary rights, we rely primarily on a combination of copyright, patent and trade secret laws, as well as licensing and other agreements with strategic partners, resellers, consultants, suppliers, end-user customers, and employee and third-party non-disclosure agreements. Laws and agreements provide only limited protection of our proprietary rights. We have not signed agreements containing protective provisions in every case, and the contractual provisions that are in place and the protection they provide vary and may not provide us with adequate protection in all circumstances. Although we have recently filed patent applications on our "In and Out" software, a time management for service businesses and billing package software, and on our voicemail product, and we are in the process of filing applications for registered trademarks for our VtS product and our "GoldenAccess.Com" logo and design, we currently have no patent, trademarks, or registered copyrights. It may be possible for a third party to copy or otherwise obtain and use our technology without authorization. It would therefore be both difficult and expensive for us to enforce the unauthorized use of our technology and the proliferation of this unauthorized utilization would materially harm our future business.

A third party could also develop similar technology independently. In addition, the laws of some countries in which we sell our products do not protect our software and intellectual property rights to the same extent as the laws of the United States. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of some foreign countries are uncertain or do not protect intellectual property rights to the same extent as do the laws of the United States.

None of our trademarks on application is registered outside of the United States, nor do we have any trademark applications pending outside of the United States. Despite precautions that we have taken we may run into software pirates, ineffective protection in foreign countries, and common law trademarks rights of our competitors. All of these factors could effect the profitability of our company and ability to compete effectively.

19. OUR BUSINESS CAN BE DISRUPTED IF WE MUST DEFEND OR LITIGATE INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS, AND WE MAY NOT HAVE SUFFICIENT CAPITAL TO ADEQUATELY MOUNT AN ADEQUATE DEFENSE.


We cannot be assured that our internet telephony products do not or will not infringe upon valid patents, trademarks, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. We may incur substantial expenses in defending against these third-party infringement claims, regardless of their merit. Successful infringement claims against us may result in substantial monetary liability or may materially disrupt the conduct of our business. A third party could claim that our internet telephony technology infringes its proprietary rights. As the number of software products in our target markets increases and the functionality of these products overlap, we believe that software developers may face infringement claims. For example, various patent rights have been asserted against interfaces between PBX hardware and computer network systems.

Although we believe that our products do not infringe any of these patents because, among other reasons, they are based on open standards published by the International Telecommunications Union (ITU), however, if these patents were interpreted broadly, claims of infringement of these patents could have a material adverse affect on us.


Infringement claims, even if without merit, can be time consuming and expensive to defend. A third party asserting infringement claims against us or our customers with respect to our current or future products may require us to enter into costly royalty arrangements or litigation, or otherwise materially adversely affect us. See "Business--Product - Trademark - Patent."

RISKS RELATED TO OUR INDUSTRY

20. IF THE USE OF THE INTERNET AND DEMAND FOR INTERNET TELEPHONY DOES NOT CONTINUE TO GROW AS A MEDIUM FOR VOICE COMMUNICATIONS, OUR BUSINESS WILL SUFFER AND DEMAND FOR OUR PRODUCTS AND SERVICES WILL DECLINE.


The technology that allows voice communications over the Internet is still in its early stages of development. Historically, the sound quality of Internet calls was poor. As the industry has grown, sound quality has improved, but the technology requires further refinement. The Internet's capacity constraints may impede the acceptance of Internet telephony. Callers could experience delays, errors in transmissions or other interruptions in service. Because the Internet telephony market is new and evolving, predicting the size of this market and its growth rate is difficult.

Our products and services are primarily sold to organizations that transmit and receive large volumes of telephone calls, especially international calls. Consequently, our future revenues and profits, if any, substantially depend upon the continued acceptance and use of the Internet, which is evolving as a medium of communication.

Moreover, companies that have already invested significant resources in other methods of communications with customers, such as call centers, may be reluctant to adopt a new strategy that may limit or compete with their existing investments. If businesses do not continue to accept the Internet as a medium of communication, our business would suffer.





                       RISKS RELATED TO THIS REGISTRATION

21. SINCE NO PRIOR PUBLIC MARKET HAS EXISTED FOR OUR SHARES, AND AN ACTIVE TRADING MARKET MAY NOT DEVELOP OR BE SUSTAINED, YOU MAY NOT BE ABLE TO READILY RESELL YOUR SHARES.

Before this registration, there has been no public market for our common stock. We cannot assure you that an active trading market will develop or be sustained after the effective date of this registration. You may not be able to resell your shares at or above the price at which the shares initiate trading. The initial trading price will be determined through negotiations between the market makers who initiate the trading, and any placement agents and underwriters, to the extent there are agents or underwriters, and us. See "Distribution".

22. OUR STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE AND COULD DROP UNEXPECTEDLY. IF OUR STOCK PRICE IS VOLATILE, WE MAY BECOME SUBJECT TO SECURITIES LITIGATION, WHICH IS EXPENSIVE AND COULD DIVERT OUR RESOURCES.

In the past, following periods of the market's volatility in the price of a company's securities, some security holders have instituted class action litigation. Many companies in our industry have been subject to this type of litigation. If the market value of our stock experiences adverse fluctuations, and we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs and our management's attention could be diverted, causing our business to suffer.

We have operated as a research and development company, and have just recently generated revenues, have not been profitable, and may not be profitable in the future, which may reduce the trading price of our common stock. Moreover, if an active market develops, the trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many technology and computer software companies, particularly Internet-related companies, and which have often been unrelated or disproportionate to the operating performance of these companies.


Declines in the market price of our common stock could also materially adversely affect employee morale and retention, our access to capital and other aspects of our business.

                           FORWARD LOOKING STATEMENTS


This prospectus contains "forward-looking statements." These forward-looking statements include any and all statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. Our actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the risk factors described above and elsewhere in this prospectus.

The following words; "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates", and variations of these words and similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                THE DISTRIBUTION

CathTech Group, Inc., a new Florida corporation, ("CTG"), was formed as a subsidiary of Cardiac Control Systems, Inc., ("CCS") a publicly held Delaware Corporation, to acquire GoldenAccess.Com, Inc., a Florida corporation ("GAC"), which was incorporated in June of 1997, and has been in business continuously since that time. Subsequent to filing an Agreement of Merger with the Secretary of State of Florida on August 26, 1999, and Articles of Merger filed with the Florida Corporation Commission on August 26, 1999, GAC was merged into CTG in a transaction in which Cardiac Control Systems, Inc, issued 87.5% of the issued and outstanding common stock of CTG to the shareholders of GAC issued and outstanding common stock.


All shares, except as provided by applicable laws, will be registered in book entry format by the transfer agent and registrar, and shareholders shall be credited their respective shares on the effective date of the registration statement of which this prospectus is a part or as soon thereafter as is possible.


Potter Financial, Inc., as an agent of CCS, is acting in an administrative capacity to assist the transfer agent in distributing, subsequent to the effective date of this prospectus, the 114,900 shares retained by CCS, to its shareholders of record as of August 26, 1999, to ensure the accuracy as an agent, on behalf of CCS, of the distribution in an expeditious and timely manner and to administer the details involved in locating shareholders, coordinating with brokerage firms and clearing houses where CCS shareholders currently have stock on deposit, in administering to any shares owned by CCS that cannot be distributed due to any inability to locate shareholders, and to insure that CCS complies with any State and Federal laws regarding the retention of securities which cannot be distributed for any reason. These sales, if sold, shall be made through NASD members at normal mark ups, mark downs, or brokerage commissions. Any shares that cannot be distributed shall be retained by CCS for future sale.


As a result of the Distribution, we will become a public company with approximately 700 shareholders and will file and report under the Securities Exchange Act of 1934. As a reporting company, we intend to have our shares traded in the public marketplace so as to facilitate and enhance potential future acquisitions and the valuation for potential future offerings. Shareholders of Cardiac Control Systems, Inc., that receive shares will receive these shares as a stock dividend. No holder of Cardiac Control Systems, Inc., stock will be required to pay cash or other consideration for the shares received in the Distribution or surrender or exchange Cardiac Control Systems, Inc., stock in order to receive shares. We are paying the expenses of the Distribution which include legal, accounting, consulting, transfer agent and filing fees.


We are applying for admission to quotation of the shares on the Nasdaq Over The Counter Bulletin Board ("OTCBB") and on the Pacific Stock Exchange; however, there can be no assurance that the shares will be so listed. See "Risk Factors - No Prior Trading Market" and Description of Securities - Exchange Listing".

                         PLAN AND RESULTS OF OPERATIONS


We have experienced substantial changes to, and expansion of, our business and operations since we began our operations in June of 1997. We expect to continue to expand our business and user base, which will require us to increase our personnel, develop software, purchase equipment and license content, which will result in increasing expenses.

The following discussion is based on and should be read in conjunction with the supplement consolidated financial statements included elsewhere in this prospectus.


                               OVERVIEW OF RESULTS

Until June 1999, we were a development stage company. Our operations consisted primarily of research and development. In May 1999, we began receiving design and consulting income relating to radio re-broadcasting via the Internet. In June 1999, we received our first Internet Telephony income. To date, we have received most of our revenue from Internet Telephony sales. There was no revenue in 1997 and 1998. Total sales through September 30, 1999 were $13,612.

PARTIAL COMMERCIAL SERVICE WAS RECENTLY LAUNCHED IN OCTOBER, 1999, with a marketing promotion aimed at expanding our network of Foreign Service Providers
(FSP). A Foreign Service Provider is an internet service provider resident outside of the US. Therefore, it facilitates the ability of their subscribers to interact with one-another who are subscribers of other ISP's or FSP's.

We had a net loss of $11,748 for the year ending June 30th, 1998 and a loss of $31,243 for the year ending June 30th, 1999. The loss in 1999 primarily resulted from expenditures related to R&D and consulting expenses. We had a net loss of $38,682 for the six months ending December 31st, 1998 and a loss of $528,822 for the six months ending December 31st, 1999. The losses primarily resulted from expenditures related to R&D and consulting expenses.

Our operations and R&D expenditures have been primarily funded by our strategic partners and shareholders. We expect our strategic partners and shareholders to continue to fund our operations. We may require additional financing from outside sources or from a public offering.

We recognize revenues upon satisfaction of the requirements of AICPA STATEMENT OF POSITION 97-2, which generally occurs in the same quarter that the order is received. As a result, our quarterly revenues and operating results depend primarily on the size, quantity and timing of orders received for our products during each quarter.

BETWEEN MAY 1999 AND JANUARY 2000, THE FOLLOWING EVENTS OCCURRED:

     1.  Established a functioning gateway in 11 cities around the world.
     2. Our customers are completing up to twenty thousand calls per months per Gateway.
     3.  Signed agreements in China, Hong Kong, and Los Angeles, CA.
     4. Began to recruit and interview to expand our sales, marketing and engineering.

     5.  Completed testing and ran commercial trials of software
     6.  Ended limited commercialization and initiated full commercialization
     7.  Rollouts in target countries
     8.  Purchased assets, trademarks, software, contracts and agreements
     9.  Merged with CathTech Group, Inc., retained our name.
     10. Expanded board of directors and management team
     11. Initiated Hiring of additional key personnel and expanded reselling network and distributors.

PLAN OF OPERATIONS

We believe our investments in Research and Development, and our upcoming investments in Sales, Marketing and Engineering will be the basis for our growth. We have plans to increase our efforts in these areas. We anticipate our operating expenses will increase substantially for the foreseeable future. Accordingly, we anticipate our revenue to increase. We are now installing our products both in customer locations and in locations in which strategic and/or marketing partners are arranging for our software to be utilized. As such, we expect our revenues to increase more rapidly than in the past when we were spending more time and resources developing our products. Our sales distributors and resellers are reporting favorable responses to new installations, and to date we have had no installation cancelled or reversed due to product failure or dissatisfaction on the part of a customer. We cannot assure you when and if we will achieve profitability, or that we will be able to sustain profitability. We believe our operating results are not necessarily meaningful, and you should not rely on them as an indication of our future performance.

BETWEEN FEBRUARY, 2000, AND DECEMBER, 2000, WE EXPECT THE FOLLOWING TO OCCUR:

     1. To expand the management team and other personal to accommodate our growth.
     2.  Sign distributors in Asia, Europe, Eastern Europe, Scandinavia and
         Africa.
     3.  Increase distributors in South America
     4. We are installing gateways in Bogota, Medellin and Baranquilla, Columbia; Santiago, Chile; Amsterdam, Holland; Caracas, Venezuela; Quito, Ecuador; Lima, Peru; Montevideo, Uruguay; Manaos and Rio de Janeiro, Brasil; Panama City, Panama; Paris, France; Frankfurt, Germany; Phillipines; Taiwan; Dominican Republic; Costa Rica; Rome, Italy; Moscow, Russia; Beijing, China; Arlington, TX, and Orlando, FL, USA.
     5. Develop strategic alliances with partners who have existing networks utilizing complimentary technology products.
     6. Create a global Internet Telephony Network including Asia, US, Europe and South America.
     7.  Expand engineering staff in both Miami and Argentina.
     8.  Roll out software products through the distribution network.
     9. Create an image of GoldenAccess.com as a creative, innovative Internet and Software Company, as well as an Internet Telephony Company.
     10. Create a separate sales staff to market software applications already developed or being developed
     11. Develop a software program for specific Cisco hardware as requested by Cisco on a non-exclusive basis.

We will devote all of our resources over the next twelve months to the accomplishment of these plans.

We expect our cash requirements necessary to successfully initiate or complete these actions over the next year will primarily be generated from customer revenues, vendor and customer expense sharing, strategic partners, shareholders paid in capital, and and subordinated loans, and to the extent available, short term contract and/or equipment financing. To date, our strategic partners and shareholders have advanced us approximately $510,000. There are no commitments which bind them to continue such funding. If we do not receive additional funds from them in the future, and we were forced to rely on the revenue generated from our existing Gateways, and scheduled Gateways whose total expense of installation was being borne by the customer, we would be operative, but unprofitable for a longer period of time. If we were unable to fund our expansion from sources outside of our strategic partners and shareholders, we could be forced to merge with a better capitalized company or sell our assets. Although institutions operating in the capital markets have been active in providing funding for companies similar to ours in the recent past, we may not be able to attract such funding, and therefore our plan of operation would be significantly adversely impacted.

At this time, we have no plans to accelerate our plan of operation, however, competitive pressures or acquisition opportunities could force us to modify our plans. A modification could require us to seek additional outside funding from vendors, strategic partners, institutions that regularly invest in Internet related companies, or seek public financing. Since we have not identified any sources, there is no assurance that we would be successful in obtaining financing when we needed it.

RESEARCH AND DEVELOPMENT

Enhancements to our products in the voice/video sector are scheduled within the next six months. Costs to complete these projects are estimated at $250,000. Since our strategic partners and shareholders have already advanced us more than this amount in the past quarter, we anticipate that any shortfall in near term revenues over the next six months would also be met to provide such funding. If funding is not available, we would be forced to delay enhancements to our products until revenues were generated to allow for such expenses. These events could place us at a competitive disadvantage.

In connection with our other products, although we have budgeted applications and any additional equipment required at a cost estimate of $2,750,000, we currently expect all of these costs to be born directly or indirectly by our clients, strategic partners, or shareholders. Should these funds not be generated or provided in a timely basis, we will be unable to develop our new products such as WebSurvey, Interactive Voice Mail, and Internet Follow Me. These events could place us at a competitive disadvantage.

From inception to December 31, 1999, approximately $502,000 in expenditures was directly or indirectly related to research and development.

NEED FOR ADDITIONAL PERSONNEL


It is anticipated that the number of employees will triple during the next twelve months, even with our outsourcing many tasks.


YEAR 2000 READINESS DISCLOSURE


YEAR 2000 COMPLIANCE. The Year 2000 issue involves the potential for system and processing failures of date-related data resulting from computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that contain time-sensitive software may recognize a date using two digits of "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar ordinary business activities.

OUR STATE OF READINESS.  We have defined Year 2000 compliance as follows:

Information technology time and date data processes, including, but not limited to, calculating, comparing and sequencing data from, into and between the 20th and 21st centuries contained in our software and services offered through the U.S., will function accurately, continuously and without degradation in performance and without requiring intervention or modification in any manner that will or could adversely affect the performance of these products or the delivery of software and services as applicable at any time.

Our internal systems include both information technology systems and non-information technology systems. All of our material information technology system vendors have replied to inquiry letters sent by us stating that they are Year 2000 compliant. Our internal software and hardware systems functioned properly with respect to dates in the Year 2000 and thereafter. Nonetheless, there can be no assurance in this regard that these systems will continue to be operational in the Year 2000 without any unanticipated problems. We are in the process of contacting all of our significant suppliers to determine the extent to which our interface systems are vulnerable to those third parties' failure to make their own systems continue to be Year 2000 compliant.

Accordingly, to the extent the systems of our suppliers are not fully Year 2000 compliant, there can be no assurance that potential system interruptions or the cost necessary to update software will not have a material adverse affect on our business, results of operation or financial condition.

THE COSTS TO ADDRESS YEAR 2000 ISSUES. We have incurred no expenses in connection with Year 2000 compliance since our formation through September 30, 1999. The additional costs to make any other software or services Year 2000 compliant by December 31, 1999 will be expensed as incurred, but are not expected to be material.

We may experience material unexpected costs caused by undetected errors or defects in the technology used in our systems or because of the failure of a material supplier to be Year 2000 compliant.

We are also subject to external Year 2000-related failures or disruptions that might generally affect industry and commerce, that being utility or transportation company Year 2000 compliance failures and related service interruptions. Moreover, participating vendors in our services might experience substantial slow-downs in business if consumers avoid products and services such as air travel after January 1, 2000 arising from concerns about reliability and safety because of the Year 2000 issue. All of these factors could have a material adverse effect on our business, financial condition and results of operations.

CONTINGENCY PLANS. We have identified our worst-case scenario as the interruption of our business resulting from Year 2000 failure of the electric company or our Internet service providers to provide services.


                                 CAPITALIZATION

This table represents the capitalization of the GoldenAccess.Com, Inc. as of December 31, 1999 as adjusted for the merger, and June 30, 1999 proforma as adjusted for the merger.


Stockholder's Equity: 2,872,500 shares issued: common stock: [[$0.001]] par value


                                               December 31, 1999    June 30, 1999

ADDITIONAL PAID-IN CAPITAL                             1,566,069            5,996
ACCUMULATED DEFICIT                                     (571,813)         (42,991)
TOTAL STOCKHOLDER'S EQUITY                               997,129           36,991
SHARES ISSUED AND OUTSTANDING                          2,872,500            4,000

LEASES
------
SHARES ISSUED AND OUTSTANDING AS/OF
  AUGUST 26, 1999, THE DATE OF THE MERGER              2,872,500        2,872,500

                                    BUSINESS

THE INDUSTRY


The rapid progress of digital communications technology, specifically the Internet, and the continued liberalization of global telecom markets have created exciting new opportunities, which Golden Access intends to exploit. As witnessed recently with the explosive growth of the World Wide Web (WWW) and Internet based technologies in general, the telecommunications industry is ready for a change in how voice, data and video services are transported and offered around the world.

Traditionally, service providers have used switched central offices and dedicated International Private Leased Circuits (IPLCs) to carry voice, data and video traffic, however, with new computer technology and the emergence of the public Internet as a viable transport medium, an opportunity exists to by-pass the current high-overhead, government regulated telecommunications networks in use around the world today.

IP TELEPHONY


Voice over the Internet has significant appeal, especially to markets where long distance rates are comparatively high, and due to this, expanded markets should develop rapidly. IDC, International Data Corp., forecasted revenues for IP Telephony in 1999 to be $1.89 billion on 5.84 billion minutes of use, expanding to $24.39 billion and 151.7 billion minutes in 2002, which would represent 11% of total call volume worldwide. Some forecasts estimate that IP Telephony could grow to represent over 20% of the total call volume during this same period. Telephone companies, big and small, have undertaken their own Internet Telephony initiatives and will be offering them to consumers. Internet communication takes advantage of a key economic principle that shared resources are more efficient and less expensive than dedicated resources. This provides a strong business model for all service providers and has resulted in an explosion of hardware and software solutions to meet the demands of this growing market.


DEMOGRAPHICS AND DEMAND

The forecasted size of the global international long distance market for a recent 12-month period was approximately 62 billion minutes and will continue to grow to over 100 billion minutes in 1999.

The top 15 traffic producing countries by the end of 1999 represent approximately 70% of the world's total traffic.


The top 15 countries, outside of the USA and Canada , based on traffic volumes from TeleGeography are: Germany, U.K., France, Italy, Switzerland, Hong Kong, China, Netherlands, Belgium, Japan, Spain, Mexico, Austria, Singapore, and Sweden. Some of these are not necessarily good targets for us since the international rates for countries like the UK and Sweden are so low that there is no margin opportunity. These can be replaced by other markets in Indonesia, Philippines, Thailand, India, Portugal, and the larger Latin American countries, where the traffic volumes may be lower, but the margins are significantly higher.

TECHNICAL PROBLEMS THAT CHALLENGE THE INDUSTRY AND THE BUSINESS.

The success of our internet telephony service depends on the efficient and uninterrupted operation of our own and outsource computer and communications hardware and software systems. These systems and operations are vulnerable to damage or interruption from human error, natural disasters, telecommunications failures, power loss, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar adverse events. We will be entering into an Internet-hosting agreement with UUNET to maintain our Internet connections to the Company's operation center. Our operations depend on their ability to maintain the Internet connectivity to our operations center free of interruption. UUNET does not guarantee that our Internet access will be uninterrupted, error-free or secure. We have no formal disaster recovery plan in the event of damage or interruption, and our insurance policies may not adequately compensate us for any losses that we may incur. Any system failure that causes an interruption in our service or a decrease in responsiveness could harm our relationships with our customers and result in reduced revenues.

Our success depends on our ability to provide efficient and uninterrupted, high-quality services. The occurrence of any or all of these events could hurt our reputation and cause us to lose customers.


MARKET TRENDS


The Internet is a collection of computer networks connecting millions of public and private computers around the world. In its formative stages, the Internet was used by government agencies and academic institutions to exchange information, publish research and transfer e-mail. A number of factors, including the proliferation of communication enabled personal computers, the availability of intuitive graphical user interface software and the wide accessibility of an increasingly robust network infrastructure, have combined to allow users to easily access the Internet and, in turn, have produced rapid growth in the number of Internet users.

THE EMERGENCE OF THE WEB. The graphical multimedia environment of the Internet, has resulted in the development of the Internet as a new mass communications medium. The case and speed of publishing, distributing and communicating text, graphics, audio and video over the Internet has led to a proliferation of Internet-based services, including chat rooms, online magazines, news feeds, interactive games and a wealth of educational and entertainment information, as well as the development of online communities. In addition, by eliminating many of the costs involved in executing routine commercial transactions, such as simple banking services and retail purchases, the Internet is rapidly providing individuals and organizations with a new medium for conducting business.

GROWTH OF THE INTERNET MARKET. The consumer online and Internet services industry is now in an early stage of an evolution that is embracing both consumers and businesses. It is estimated that the today's number of Internet users exceeds 240 million and could double in the year 2000. This growth is created by the Internet's ability to provide, in a more appealing, cost and time effective manner, many of the functions now provided by mail, telephone and television. It is widely recognized that the evolution of the Internet industry will have enormous implications for the way individuals communicate, work learn, and entertain themselves.

Morgan Stanley Research estimates the demand for online and Internet services to closely follow personal computer ("PC") penetration within the home and office. PC penetration recently reached a rate of nearly one-third of all United States households. This penetration rate is similar to the household TV penetration level in the early 1960s and is expected to increase to a level close to the current TV household penetration level of 98% within the next 10 to 20 years.

Today, the world is populated by some 200 million computers. It is estimated that by the year 2002 this figure will increase to 500 million. Combining these figures with the dramatically expanding use of the Internet, it becomes clear that we are experiencing a never-before-seen phenomenon: the development of a pervasive worldwide communication network which transcends borders and which fundamentally changes the way the world communicates.


Any information and statistics not otherwise specifically referenced as to source in the preceding sections above entitled "The Industry", and "Market Trends" was obtained from issues of three magazines; "Internet Telephony", "Computer Telephony", or "CTI", published between December, 1998, and December, 1999.

TARGET MARKET


Our target customers in these markets will include Internet Service Providers
(ISP), large corporate networks and telecom service providers that presently or plan to carry international telecom traffic.

     On an average basis, our price will be at least 50% of the lowest off-peak rate currently offered in most foreign countries. This should attract significant market share and as rates continue to decrease, we will be positioned to aggressively compete with these lower rates and ensure continued growth in market share. Each market will be addressed on an individual basis due to their unique rate and regulatory structures, but it is expected that gross margins will range from 30%-55%.

GOLDEN ACCESS PERCEIVES THE FOLLOWING MARKET SECTORS FOR IP TELEPHONY:

     1. Internet Service Providers (ISPs) who wish to move from a narrow margin dial-up market which averages $20/month per subscriber or the corporate leased-circuit provider to the expansive international telephone market with minimal investment while using their existing IP and Telephony infrastructure.


     THE BENEFIT TO THE INTERNET SERVICE PROVIDER IS THAT THEY ARE ABLE TO ENTER AN ENTIRELY NEW BUSINESS, WITH SUBSCRIBER'S MONTHLY BILLINGS RAISED EXPONENTIALLY OVER THEIR EXISTING ISP REVENUE BY BECOMING AN INTERNET TELEPHONY SERVICE PROVIDER (ITSP). A COMPANY THAT HAS AN ITSP HAS A GATEWAY AND SELLS CALLING CARDS AND OTHER TELEPHONY OVER THE INTERNET SERVICES.

     2. Telecommunications service providers generally provide communications lines and internet access. They are either a facilities-based carrier or re-seller, who wish to reduce their cost of international transport by migrating their voice traffic from PSTN to data networks, thus increasing the efficiency of their network utilization. In markets where telecommunication services are de-regulated, Golden Access allows carriers to offer low-priced international long distance service to counter a competitive environment and offer new value added services to increase customer satisfaction.


     THE BENEFIT TO THE TELECOMMUNICATIONS SERVICE PROVIDER IS THAT THEY ARE ABLE TO REDUCE THEIR INTERNATIONAL TERMINATION COST SIGNIFICANTLY PER REVENUE MINUTE, THUS INCREASING MARGINS OR PROVIDING RATE FLEXIBILITY TO COUNTER COMPETITIVE FORCES. IN ADDITION, THEY CAN PROVIDE AN ENTIRE SUITE OF NEW PRODUCTS AND APPLICATIONS TO COMPLIMENT THEIR EXISTING SERVICE OFFERING.


     3. The Corporate Service customer with operations in multiple countries will appreciate the cost savings and reliability offered by combining voice and data on an existing network. By linking remote PBXs -- a simple box that connects the phone company external lines to the internal lines -- over corporate Wide Area Networks (WANS) -- a network that covers distances between cities or more --, inter-office communications can be sent using Golden Access. In addition, video conferencing and other value added services become viable tools in the corporate market.

     THE BENEFIT TO THE CORPORATE SERVICE CUSTOMER IS THE REDUCED LONG HAUL INTER-OFFICE COSTS AND ACCESS TO A COST-EFFECTIVE GLOBAL NETWORK FOR INTERNATIONAL LONG DISTANCE. ALSO, GOLDEN ACCESS'S SUITE OF VALUE ADDED PRODUCTS, CAN BE SUITED TO MEET SPECIFIC REQUIREMENTS OF INDIVIDUAL CORPORATIONS.

                                  OUR COMPANY


CORPORATE HISTORY

On July 30, 1999 we purchased particular assets of various foreign entities, including a distributor base, contracts and agreements, software, hardware, and other equipment. On August 26, 1999, we merged with CathTech Group, Inc., and retained our name and business. CathTech, Inc., a Florida Corporation, was formed on August 20th, 1999, to acquire GoldenAccess.com, Inc. Subsequent to filing an Agreement of Merger with the Secretary of State of Florida on August 26, 1999, and Articles of Merger filed with the Florida Corporation Commission on August 26, 1999, GoldenAccess.com, Inc. was merged into CathTech, Inc., in a transaction in which Cardiac Control Systems, Inc.("CCS"), issued 87.5% of the issued and outstanding common stock of CathTech, Inc., to the shareholders of GoldenAccess.com, Inc. issued and outstanding common stock. Upon the effective date of its merger with GoldenAccess.Com, Inc., the name of CathTech Group, Inc. was changed to GoldenAccess.Com, Inc.

CCS formed CathTech as an acquisition entity to facilitate entry into a new business and obtain an interest in this business through the merger and the future stock dividend distribution to its shareholders. This was done to enhance shareholder value by declaring a stock dividend to its shareholders of GoldenAccess.Com shares. GoldenAccess.Com was seeking assistance in their desire to become a public reporting company with an adequate group of board of directors, advisers, and an exchange eligible shareholder base. The amount of cash paid to CCS and the amount of stock dividend distribution shares was an arbitrary amount arrived at through arm's length negotiation between the parties, based on market conditions, the fairness opinions and the value of the assets expected to be shown in the audit. The fairness opinions related to the value of some of the assets in August 1999, and the value of GAC before the merger with CathTech as of June 30, 1999. Neither the board of directors of GAC or CathTech (pre-merger) required a separate opinion on the merger transaction since GAC is an early development stage company. None of the parties at GAC had any relationships with CCS or Cathtech prior to being introduced. The financial statements filed with this Prospectus include a June 30th audit for GAC. CathTech had no liabilities and only organizational expenses, but brought its related entity's (CCS) advisers, board members, shareholder base and management's experience to GAC's assistance.

GoldenAccess.com, Inc. was incorporated on June 13, 1997 by Clifford Y. Pierce. In July, 1999, we acquired the assets, software and business contracts and agreements of several entities predominantly controlled by Mr. Pierce.

CURRENT OPERATIONS

We are based in Miami, Florida with offices in Argentina and our organization is structured into three functional groups: Sales & Marketing, Operations and Technical Support, and Engineering. Since November of 1999, we have been leasing an office facility of 4500 square feet on a year to year basis for $5,488 per month, plus applicable sales tax, for administration, technical support, and customer service. The facilities are adequate for our current needs and suitable additional space, should it be needed, is expected to be available to accommodate expansion of our operations on commercially reasonable terms.

Our offices in Argentina are in Cordoba, where we occupy 2000 sq. ft. and pay $700 per month. We have seven computers and 2 functioning Gateways in our Cordoba office, one of which is utilized to continuously upgrade software, and one is an operating Gateway. The other assets represent office equipment and furniture.

                                 PRESENT STATUS

OUR 1ST PHASE WAS SUCCESSFULLY COMPLETED IN EARLY 1999, when Golden Access demonstrated the product between the U.S. and Argentina.
OUR 2ND PHASE OF MARKET ENTRY consisted of establishing a limited number of international Commercial Service Agreements (CSA) in Argentina, Lebanon, Columbia, and Uruguay and commenced a market trial period of 90 days which confirmed the results of the first phase, and new product enhancements that resulted. Load testing of the full functionality of the IP Telephony system, the Gateway software and GateKeeper Network Management software under revenue service conditions provided a window of opportunity for Golden Access to fine-tune the network during this period. The Gatekeeper Network Management is the device that tests the communication links between the gateways and manages the availability of the gateways. See "Overview of Results".


Golden Access's product development philosophy has been to bundle the key functionality of the IP Telephony system into two proprietary software packages, Gateway and GateKeeper, which are designed to reside on a Windows NT operating system under the product name VtS.

We maintain our proprietary Network Control Center in Miami, and are developing a back up system in Los Angeles, which is not yet functioning as a control center. Our Miami control center allows us to not only monitor the worldwide network of Gateways, and switch or route calls as necessary, but allows us to add and/or delete services through Gateways to specific customers, and even to end users, who are the customers of our customers.


WHAT DO WE DO AND WHY ARE WE DIFFERENT?

We provide:

-    AN INTEGRATED IP Telephony hardware product;

-    INTEGRATED software products;

-    a GLOBAL telecommunications network.

-    HIGH QUALITY VOICE reception and transmission

-    A TURNKEY system inclusive of installation and training


We are unique in offering a total turnkey solution to the service provider that will enable them to deploy a fully operational system quickly and cost-effectively.

INTERNATIONAL SERVICES
We will be focusing on establishing a global network of VtS Gateways to carry international voice traffic at rates approximately 50% the lowest rate that is currently being offered by the traditional telecom carriers. This international service will be built upon the deployment of VTS Gateways into countries outside the U.S. through our network of distributors and resellers where we will offer global termination for the voice traffic of each VtS Gateway. For destinations where we have a Gateway deployed, the calls will be delivered entirely via the Internet at an approximate 50% savings to the customer. This type of traffic will be referred to as "On-Net" traffic. For destinations where we do not have a Gateway deployed, the calls will be routed via the Internet to the Network Control Center(s) in the U.S. and then delivered over the regular IDD network at competitive rates. This type of traffic will be referred to as "Off-Net" traffic.

BILLING SERVICES
We provide Billing Services to the operators of the VtS Gateways in the form of a monthly reconciliation or settlement which will require that we generate a Call Detail Record (CDR) report and invoice based on the calls and charges that were originated by each VtS Gateway operator for that period. Additionally, each VtS Gateway operator will generate a CDR report and invoice based on the calls and charges that were terminated by their respective systems for that period. A subsequent settlement will take place where the amounts for originating and terminating traffic are calculated and a single invoice amount will result for that period.

PRODUCTS AND SERVICES

HOW OUR VTS PRODUCTS WORK

The Golden Access VtS product is an IP Telephony system that provides quality voice communication over the public Internet.

The hardware requirement for a user is a multimedia PC, which is a PC that has a sound card, microphone, and speakers. The software runs on a regular PC with Dialogic boards called DM3 IP link. The VtS product is real-time communication and also has the capability for e-mail and data.. The requirements for a Gateway are 256 MEG RAM, 6.4 Gig harddrive, Intel Pentium III, 200 to 300 MHz processor.

Its flexible architecture allows for configurations ranging from 4 port analog systems which can support 48,000 minutes/month of traffic, predominantly older key systems for a limited number of phones and users of the phone system for very small businesses -- up to a 60 port digital (2 x E1) system which can support 720,000 minutes/month, predominantly newer, sophisticated digital phone systems with tie ins to specialized or dedicated phone lines,. Additional systems can be added to expand the total capacity of the service provider as traffic volumes increase.

There are several applications that can be supported with VTS:

-    PHONE TO PHONE

-    PHONE TO PC

-    PC TO PHONE

-    WEB BROWSER TO PHONE

The description of how these applications work is detailed on the inside front cover page of this prospectus. To communicate from PC to phone, the user either types the telephone number or speaks into the PC microphone where the number is dialed and the user is talking into the microphone. When communicating from phone to PC, the user receives the call via the output speakers on the PC and the microphone is used to respond. The operation of PC to phone or Phone to PC is operated through Microsoft Netmeeting, which is a Microsoft program that allows communication between multimedia PCs. This program comes at no charge with Windows 98, which can also be downloaded for free.

Gateway is the application software that performs the actual IP Telephony function and GateKeeper is the application software that performs the Network Management functions such as user authentication, routing, billing, administration, and subscriber management for the service provider.

THE GATEWAY SOFTWARE OFFERS:

- Support for Phone to Phone, PC to Phone, Phone to PC and Web to Phone applications

- Bandwidth management adapted to internet/WAN quality and negotiated to meet the limitations of the weaker party.

- Flexible call termination and destination blocking for Customers and Gateways

THE GATEKEEPER SOFTWARE OFFERS:

-    Integrated Authorization, Authentication and Accounting

-    Integrated Debit/Credit Billing System for Customers and Gateway Network

-    Calling Card Support

-    Manages Customers and Gateways by Groups including multiple price lists

- Comprehensive Network Monitoring and Management system that measures and continuously reports the status of the internet links, remote sites and telephone calls and provides alternate routing/backup in the event of an outage.

GateKeeper allows the Service Provider the capability to administer their subscribers, route their calls, perform billing and accounting and monitor the status of the system, subscriber activity and network connections. The GateKeeper is graphics based and offers the Service Provider easy-to-use screens from which they can operate their service. In addition, GateKeeper provides the interface to Golden Access's Network Control Center, which manages the entire network of Service Provider systems. The software-intensive architecture is characterized by very low incremental cost, both for repeat systems and for expansion of systems already installed.

To ensure authorized use of the product, continued operation will be dependent upon a hard-lock that is specific to each licensed system and a challenge-response exchange over IP every 5 minutes.

THE CHALLENGE/RESPONSE EXCHANGE FEATURE IS software which continuously requires the incoming communication software to have an embedded code which the network control center recognizes and continues to monitor on an ongoing basis while information is routed through the Gateways. In the event that someone attempts to make unauthorized copies of the Golden Access software or reverse-engineer, these processes will ensure that it is impossible to do so.

PRODUCT DEVELOPMENT PLAN

OTHER PRODUCTS

Golden Access will continue to develop and offer internet-related products and applications that will be marketed in conjunction with the main product line. We intend to use the VtS product as a market entry tool for the sale of "value-added" software applications developed by us. To complement the core
IP Telephone system, we are offering other proprietary software products. We may have to update customer servers to incorporate these software products for them to utilize our services. These products and services are profitable and the cost of the sale is low

These include the following products that are currently available:

- Internet Video Broadcast - which allows the subscriber to receive live television broadcasts or taped video transmissions over the internet via their multimedia PC from anywhere in the world

- Internet Audio Broadcast - which allows the subscriber to receive live or taped audio broadcasts over the internet via their multimedia PC from anywhere in the world

- Video Conferencing - allows the subscriber to conduct face to face meetings over the internet via their multimedia PC

- In and Out - an employee activity tracking application specifically suited for the service industry. "In and Out" software combines a time management for service businesses and billing package, with telephone call in features and applications.

These include the following products that will be available within the next four months:


- WebSurvey - a security system using webcams and the Internet to transmit images to a central monitoring location. Multiple locations can be simultaneously monitored from anywhere in the world. This will be available by June 30, 2000.

- Interactive Voice Mail - allows the subscriber to have a "virtual" mailbox, where they can send and retrieve messages from anywhere in the world. This will be available by the end of May, 2000.

- Internet Follow Me - allows calls to be forwarded "real-time" to the subscriber anywhere in the world. This will be available by the end of July, 2000.

There are no further research and development costs or events associated with the commercialization of these products, other than the ordinary labor costs of testing, fine-tuning and writing corrective program codes.


A MORE TECHNICAL DESCRIPTION OF THE GOLDEN ACCESS PRODUCT

     The VtS product is an IP Telephony Gateway platform running proprietary Golden Access software using a standard type of driver known as an Open DataBase Connectivity (ODBC) on an MS Windows NT operating system. An ODBC acts as an interface to allow data to be moved into or out of the database. ODBC is a standard created by Microsoft to allow any language to access any database. Therefore the user specifies what information is needed, and the system automatically retrieves it.

     The VtS hardware platform is based on standard PC hardware to ensure serviceability worldwide and the newest Dialogic DM3/IPLink, (a brand name) family of IP/Telephony modules. Dialogic's DM3/IP Link Telephony is a broad width digital signal processors that handles the conversion between analog phone signals to IP data packets on both ways. Dialogic Inc., who is a wholly owned subsidiary of Intel, with 5% owned by MicroSoft, is a strategic marketing and engineering partner to Golden Access. The
     Digital Signal Processing (DSP) by hardware ensures high scalability, meaning it can expand very easily, without the requirement for larger and more powerful hardware and supports from 2 to hundreds of analog or digital (E1/T1) telephone lines on a single VTS Gateway. Internet telephony standards are set by the International Telecommunications Union
     (ITU), and VTS is section H.323 compatible with industry standard coders from G.723.1 with silence compression to GSM and G.711 A/Mu Law. GSM is a protocol applied to all international cellulars.

     VTS currently runs only on Microsoft Windows NT-Registered Trademark-servers and does not operate, in a dos environment. In addition, our products use other Microsoft Corporation technologies, including Microsoft Exchange Server-Registered Trademark- and Microsoft SQLServer-Registered Trademark-. A decline in market acceptance for Microsoft technologies or the increased acceptance of other server technologies could cause us to incur significant development costs and could have a material adverse effect on our ability to market our current products. Although we believe that Microsoft technologies will continue to be widely used by businesses, we cannot assure you that businesses will adopt these technologies as anticipated or will not in the future migrate to other computing technologies that we do not currently support. In addition, our products and technologies must continue to be compatible with new developments in Microsoft technologies.


     We maintain a special Gateway in Cordoba, Argentina which is utilized exclusively to upgrade software and to test new features and applications. All of our VtS products have completed all of their commercial testing and have been fully functional in customer utilization since October, 1999. All of our other add-on products are also in commercial utilization. Those products which we identified above as being in development are still being tested as development continues.

HARDWARE PLATFORM AVAILABILITY.

The hardware platform we utilize is based on the latest industrial grade PC technology available and integrated with the industry leading Dialogic DM3/IPLink telephony and IP interfaces. Dialogic Inc., who is a subsidiary of Intel, with 5% owned by MicroSoft, is one of our strategic marketing and engineering partners. Dialogic's Partner Program is used to mutually increase product sales through joint marketing and development areas. As we sell more VTS Gateways, Dialogic sells more product. Substitution of their hardware could adversely affect our competitiveness until similar functioning equipment were available.


HANDLING A LARGE NUMBER OF SIMULTANEOUS CALLS.

We expect the volume of simultaneous calls to increase significantly as we expand our operations. Our network hardware and software may not be able to accommodate this additional volume. If we fail to maintain an appropriate level of operating performance, or if our service is disrupted, our reputation could be hurt and we could lose customers. At this time, several of our gateways are handling between 10,000 and 20,000 calls per month, many of which are simultaneous.

PRODUCTS - TRADEMARK AND PATENTS

Standards for IP Telephony, recently adopted H.323, are published by the International Telecommunications Union "ITU", and the protocol is available to anyone. Because these standards are published in the public domain, no patent protection is believed to be available, nor can it be obtained by anyone else.

We have recently filed patent applications on our "IN AND OUT" software, and on our voicemail software, and we are in the process of filing for registered trademarks for "VtS", and for our "GOLDENACCESS.COM" logo and design. We do not have any trademark applications pending outside the United States.

The Golden Access product is mainly software and physical replication is easy. A software license agreement and hard-lock will be part of any sale, but the ultimate protection will be the fact that all the IP gateways will be connected to the Internet and the Golden Access Network Control Center. A challenge/response exchange will be embedded in the software at the Golden Access Network Control Center. In order to continue to operate, the information flowing through the Gateways must have the appropriate authorizations or the communications will not be allowed.


PRODUCT DEFECT LIABILITY

Our license agreements with our end-user customers typically contain provisions designed to limit our exposure to potential product liability and some contract claims. There could be claims relating to damages to our customers' internal systems. A product liability, warranty, or other claim, whether or not successful, could harm our business by increasing our costs, damaging our reputation and distracting our management.

Our products may contain errors or defects, especially when first introduced or when new versions are released. Despite internal product testing, we have in the past discovered software errors in some of our products after their introduction. Errors in new products or releases could be found after commencement of commercial shipments. Any errors could adversely impact our company's profitability.

Because our solution consists of our software running on a Windows NT-Registered Trademark server and Dialogic digital signal/telephony processing boards, it is inherently more prone to performance interruptions for our end-user customers than traditional non-software based products. Performance interruptions at our end-user customer sites, most of which currently do not have back-up systems, could affect demand for our products or give rise to claims against us.


DISTRIBUTION METHODS


Our objective is to provide a complete suite of IP telephony products and services that will be marketed to internet service providers, telecom service providers and corporate network providers, who in turn, can resell the service to their respective retail/corporate markets.

Golden Access has several channels to market, which are not mutually exclusive:

     1) Direct  Wholesale Traffic Carrier (FSP).

     To establish a global network of gateways through direct Commercial Service Agreements with service providers in countries outside the United States. Golden Access will sell the IP Telephony Gateway(s) in addition to providing access to our global network at rates billed on per minute usage that will allow the foreign service provider (FSP) to offer a low cost international telephone service to its customers. This global network will provide service to anywhere in the world either via IP through our FSP network or via PSTN from our international gateway facilities in the U.S. Each FSP will also provide a rate table to Golden Access for termination into their respective territories, which will allow us to terminate traffic from the other FSPs on the network direct via IP at a reduced cost. A monthly reconciliation based on traffic volumes and rate tables will be conducted between Golden Access and each FSP, in which we will act as a clearing and settlement house. The FSPs will deal only with Golden Access and not directly with each other.


     2) Regional Marketing Partnerships (RMP) & Distribution

     To establish a global network of distributors/regional marketing partners to license the VtS software from Golden Access and integrate into a total system solution for their customers, who would include ISP's, telecom service providers and corporations. This is by far the most attractive channel since the RMP will be responsible for the frontline sales and technical support of the VtS Gateway customers as well as for the marketing and promotional costs in their respective markets. We will only be responsible to provide the software licenses and higher level technical/sales support as required. The VtS customers from this channel will have access to our global network and billing reconciliation, with the advantage in that the RMP would be entitled to a commission on the total revenue generated by the traffic of its customers over our network. This will provide added incentive to the RMP's to continue the promotion of Golden Access after the initial sales since they will be beneficiaries of a recurring revenue stream from the resultant traffic volumes.

     In instances where an ISP, telecom service provider or corporation wishes to establish a domestic network or Virtual Private Network (VPN) based on Golden Access's technology and not access our global network, a purchase agreement, including software license, will be established. The VPN is a wide area network that use some public segments as well as private network, with encryption and security. However, the cost of the software license will be higher than if they were using our network since we will not be collecting the same level of revenues from the traffic. The software license may include a formula based on performance that will provide us with royalties for the first year of traffic that is carried over the private network.


     3) Marketing in regions outside of North America

     This will be accomplished through licensing agreements with strongly capitalized parties capable of financing initial orders. Licensing agreements for several markets are already in place.


     4) Reseller Risks

     If we hire a reseller who fails to market our products and services effectively, we could lose market share. Additionally, if a reseller provides poor customer service, we could lose brand equity. We must maintain and hire additional resellers throughout the world that are capable of providing high-quality sales and service efforts to assure brand equity. If we lose a reseller in a key market, or if a current or future reseller fails to adequately provide customer support, our reputation will suffer and sales of our products and services and our customer base will be substantially diminished.

     Our ability to achieve revenue growth in the future will depend in part on our success in maintaining successful relationships with our existing and future resellers and in recruiting and training additional resellers. We rely primarily on resellers to market and support our products. We are still developing and refining our reseller distribution network and may be unable to attract additional resellers with both voice and data expertise that will be able to market our products effectively and that will be qualified to provide timely and cost-effective customer support and service. We generally do not have long-term or exclusive agreements with our resellers, and the loss of specific larger resellers or a significant number of resellers could materially adversely affect our business, financial condition or results of operations.


COMPETITIVE ANALYSIS

While all our competitors have products grouped by their status as an End-User, Equipment Provider and/or Network Provider, we have integrated all these components into one solution.


The comprehensive nature of the Golden Access VTS product, further differentiates our products in which a fully integrated solution consolidates the following functionality into a single product offering at a very low price


-    IP Telephony Gateway

-    IP Telephony GateKeeper

-    Global Network


Our small Gateways sell for approximately $15,000 and larger, more sophisticated systems sell for over $100,000. Although none of our competitors currently offer an integrated product for direct comparison, a self-integrated group of components and software from several vendors which would compete with our smallest Gateway would cost approximately $50,000 to have all the same features, and approximately $35,000 for a VoIP only system with no features.

There are numerous companies offering only the Gateway functionality, Cisco Systems, Nuera and Array Telecom, however it is necessary to obtain 3rd party GateKeeper software to deploy these products in a managed network configuration. Secondly, without the Global Network connectivity, communications is limited to those locations where the actual nodes would be located.

There are others that offer both the Gateway and GateKeeper capability: Vocaltec Communications, Ascend Communications, Ericsson, Siemens, Inter-Tel and
Nortel. However, they lack the Global Network connectivity and are priced at least 50% higher than Golden Access.

There are a few companies that offer Global Network connectivity similar to Golden Access such as Lucent, Franklin Telecom, ITXC, Delta Three and VtS Calling. However, it is only Lucent and Franklin that use their own platforms to offer this service, while the others use 3rd party platforms.

The key competitive factors that will allow Golden Access to establish itself within a market dominated by large companies such as Lucent, Cisco, Nortel and Siemens will be price, voice quality, and our ability to adapt quickly to the dynamic nature of this nascent technology. We write our own code, we write code for large companies like Cisco, and yet our low overhead structure allows us to be very responsive to a business customer's requirements. We are currently writing special software for several of our new Gateway customers, and we foresee that more large multinational companies are demanding more specific solutions to their circumstances rather than pre-packaged solutions.

In instances where we will also be the On-Net carrier of the voice and fax transmissions, functioning as an Internet Telephony Exchange Carrier ("ITXC"), we will offer the long distance rate portion of our service at approximately a 50% reduction in the rates our business customers are currently paying at this time.


IP Telephony products currently offered do not have the full capabilities of Golden Access. This represents a tremendous potential in terms of traffic and market share with relatively few solutions identified at this stage, let alone in commercial service. Golden Access is well positioned to lead the market direction through its "first-in-the-door" approach to the markets as well as its partnership with Dialogic (Intel/Microsoft), Cisco, and Nortel.



COMPETITIVE ISSUES

The market that we are competing in falls into several categories:

-    VOIP GATEWAY PRODUCTS
-    VOIP GATEKEEPER PRODUCTS
-    VOIP BILLING PRODUCTS
-    ENHANCED IP SERVICES
-    TRANSMISSION SERVICES

Since we are offering a totally integrated solution that encompasses all of these markets, it creates a highly competitive environment for us as we must differentiate our product against those that specialize in either one or more of the above mentioned areas.

The primary competitive factors that will determine success in these markets are:

-    QUALITY OF SERVICE
- THE ABILITY TO MEET AND ANTICIPATE CUSTOMER NEEDS THROUGH MULTIPLE SERVICE OFFERINGS
-    RESPONSIVE CUSTOMER SUPPORT SERVICES
-    PRICE

Future competition could come from a variety of companies in the Internet equipment and service arena, traditional network equipment providers and the telecommunications service industry. These industries include companies who have greater resources and larger subscriber bases than we have and which have been in operation for many years.

Internet companies such as Net2Phone, NetSpeak, Vocaltec, Clarent and Lucent all currently offer individual portions of the complete communications solution provided by us and through ongoing consolidation and partnerships that is becoming prevalent in this industry, will be able to provide the total solution within a relatively short period of time.


Many Internet service companies such as ITXC, VIP Calling, RSL Communications, USA Global Link, iPASS and GRIC have all established global IP-based networks which are rapidly expanding in terms of traffic volumes and coverage. By partnering with some of the larger equipment providers like Vocaltec, Clarent and Cisco, they are positioned to become dominant influences on the Internet services landscape.

Networking companies such as Cisco, Motorola, Nortel, Siemens, Ericsson and Nokia are able to build upon their existing large base of customers, traditionally in the PTT/Telco market by offering products that can be easily added to existing infrastructures and switching networks in the forms of IP upgrades. Additionally, Motorola, Ericsson, Qualcomm and Nokia are focusing on the emergence of wireless IP applications, which is projected to be a significant part of the 3G 3rd generation IP services.

Traditional telecommunications carriers like AT&T, Sprint, MCI, Frontier and USA West are all in the process of implementing strategies to offer enhanced Internet services including VoIP and Unified Messaging. Due to their extensive network infrastructure, specifically in the area of IP bandwidth, and their large traffic base, they are extremely well positioned to obtain the technologies they need either through acquisition or partnering. These carriers will be the driving force behind the growing trend towards consolidation within the industry since they represent a major portion of the telecommunications market and have substantially greater financial, technical and marketing resources.


These and other competitors may be able to bundle their services and products that are not offered by us, which could place us at a significant competitive disadvantage. Many of our competitors enjoy economies of scale that can result in lower cost structure for transmission and related costs, which could cause significant pricing pressure within the industry. When compounded with decreasing rates for international termination and the subsequent increased price competition, this may result in a further reduction of prices, profit margins and market share.


Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing, customer service and other resources, greater name recognition and a larger installed base of customers than we do. As a result, these competitors may be able to respond to new or emerging technologies and changes in customer requirements faster and more effectively than we can, or to devote greater resources to the development, promotion and sale of products than we can. Current and potential competitors have established, and may in the future establish, cooperative relationships among themselves or with third parties, including mergers or acquisitions, to increase the ability of their products to address the needs of our current or prospective end-user customers. If these competitors were to acquire a significant market share, it could have a material adverse effect on our business, financial condition or results of operations.

STRATEGIC PARTNERS

We have recently entered into a contract with Cisco Voice Application Partner
(CVAP). Cisco's interest in Golden Access is directly linked to the Gatekeeper/Billing software that is integrated onto the VTS product, which, they would like to have integrated to work with their standard Router Product line. Eventually, they would like it to be integrated to work with their VTS Router product. This represents a unique opportunity for Golden Access to develop an interface for our existing software so that it works with the Cisco products. Cisco's intent would be to provide their Router customers with a list of CVAPs that can be contacted to provide them with the network level software package for management and billing. This potentially creates another revenue stream from the sales of software licenses to Cisco Router customers; allows us to carry their international traffic over our global termination network once they have installed our software onto their Cisco networks; and provides enhanced visibility and credibility through our association with Cisco. Our written agreement with Cisco pertains also to the writing and purchasing of software and rights to set the ultimate resale price.

We have a similar agreement with Dialogic, where we are also a member of their "Partner Program" which is used to mutually increase product sales through joint development and marketing.

International Telephone Company (ITC) has agreed to operate an international database and provide us with real-time billing and comprehensive transactional analysis. They will also assist us in determining the number of vendors contingent upon the geographical regions.

We also have strategic relationships with Nortel, Inc., Joss Maru, Inc., the GoldenAccess Group and Microsoft from whom we licensed a number of software programs upon which our platform is utilized, and others. We utilize these relationships to distribute our products, to pay some of our development costs, to increase our product awareness acceptance in the marketplace and to build cooperative joint efforts which would potentially give us a competitive advantage to our existing and potential customers.

We believe that these relationships are a significant benefit and gives us a leveraged position competitively. We believe that our success in the software and internet telephony industry depends, in part, on our ability to develop and maintain strategic relationships with leading Internet companies and computer hardware and software companies, as well as key marketing distribution partners. If any of our strategic relationships are discontinued, sales of our products and services and our ability to maintain or increase our customer base may be substantially diminished.

Further success is dependent on our distribution agreements with DISCAR SRL, CTI-PRO, PL DATA TEKNIC A/S, and INTEGRATED COMMUNICATIONS GROUP, in that we have agreed to extend credit when their invoices exceed $25,000. Part of our success depends on our ability to ensure that our billing statements are paid in full.


GOVERNMENT REGULATION

At present there is little government regulation of the Internet industry. If governmental regulations are passed it may slow its growth, resulting in decreased demand for our products and services and increased costs of doing business.

To date, governmental regulations have not materially restricted use of the Internet in our market. However, there is ample regulations pertaining to telephones and the legal and regulatory environment that pertains to the Internet is uncertain and may change. New regulations could increase our costs of doing business and prevent us from delivering our products and services over the Internet. This could delay growth in demand for our products and services and limit the growth of our revenue.

In addition to new regulations being adopted, existing laws may be applied to the Internet.

FEDERAL

We provide Internet services, in part, through data transmissions over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for wire line communications. We currently are not subject to direct regulation by the FCC or any other governmental agency, other than regulations applicable to businesses generally. However, in the future we could become subject to regulation by the FCC or another regulatory agency as a provider of basic telecommunication services. For example, a number of long distance telephone carriers recently filed a petition with the FCC seeking a declaration that Internet telephone service is a "telecommunication service" subject to common carrier regulation. If a declaration were enacted it would create substantial barriers to our entry into the Internet telephone market. The FCC has requested comments on this position, but has not set a deadline for issuing a final decision. Also, a number of local telephone carriers have asked the FCC to levy access charges on "enhanced service providers," which may be deemed to include ISPs. Although the Chairman of the FCC has indicated his opposition to levying service charges against ISPs, local interconnection charges could be levied in the future. Moreover, the public service commissions of individual states are exploring the adoption of regulations that might subject ISPs to state regulation.

The FCC regulates the licensing construction, operation and acquisition of wireless telecommunications systems in the U.S. under the 1934 Act, as amended and the roles, regulations and policies promulgated by the FCC. Included in the regulations is the use of the electromagnetic spectrum in the United States, including the frequency band currently used by our radio products. Part 15 of the FCC regulations defines frequency bands in which unlicensed operation of radio equipment that meets specific technical and operational requirements is permitted. We utilize CDPD for the majority of our wireless transmissions which is currently under FCC regulations.

In the international markets, there are various categories of government regulations. In those countries that have accepted specified worldwide standards, similar to the FCC rulings or those from the European Telecommunications Standards Institute, we are not expected to experience significant regulatory issues in bringing our products to market. Approval in these markets involves retaining local testing agencies to verify specific product compliance. However, many developing countries, including the large markets in India and China, have not fully developed or have no frequency allocation, equipment certification or telecommunications regulatory standards. In these types of markets, we will actively work both directly and with industry standard bodies, to conform regulations to worldwide standards.

STATE AND LOCAL

The scope of the regulatory authority covers many matters as the terms and conditions of interconnection between Local Exchange Carriers ("LECs") and wireless carriers with respect to intrastate services, customer billing information and practices, billing disputes, other consumer protection matters, facilities construction issues, transfers of control, the bundling of services and equipment and requirements relating to the availability of capacity on a wholesale basis. In these areas, particularly, the terms and conditions of interconnection between LECs and wireless providers, the FCC and state regulatory authorities share regulatory responsibilities with respect to interstate and intrastate issues, respectively.

The FCC and a number of state regulatory authorities have initiated proceedings or indicated their intention to examine access charge obligations, mutual compensation arrangements for interconnections between local exchange carriers and wireless providers, the pricing of transport and switching facilities provided by LECs to wireless providers, the implementation of number portability to permit customers to retain their telephone numbers when they change service providers, and alterations in the structure of universal service funding among other matters.

We may become an active participant in proceedings before the FCC and before state regulatory authorities. Proceedings with respect to the previously stated policy issues before the FCC and state regulatory authorities could have significant impacts on the competitive market structure among wireless providers and the relationships between wireless providers and other carriers. We are unable at this point to predict the scope, pace, or financial impact of policy changes which could be adopted in these proceedings. To keep it apprised of developments in this area, we will retain special FCC counsel in the event we deem it necessary.


RECENT EVENTS


In September 1998, two regional Bell operating companies advised Internet telephony providers that these companies would impose access charges on Internet telephony traffic. One of these operating companies also petitioned the FCC for a declaratory ruling that providers of interstate Internet telephony must pay federal access charges, and has petitioned the public utilities commissions of Nebraska and Colorado for similar rulings concerning payment of access charges for intrastate Internet telephone calls. The outcome of these proceedings is uncertain but should the regional Bell operating companies be successful it will have an adverse effect on our company.


The 1996 Act mandates significant changes in existing regulation of the telecommunications industry to promote competitive development of new service offerings, to expand public availability of telecommunications services and to streamline regulation of the industry. The 1996 Act provides that implementing its legislative objectives will be the task of the FCC, the state public utilities commissions and a federal-state joint board. The FCC released a tentative implementation schedule on February 12, 1996. Much of this implementation must be completed in numerous virtually simultaneous proceedings with short, 6 to 18 month, deadlines. These proceedings are expected to address issues and proposals already before the FCC in pending rule making proceedings affecting the wireless industry as well as additional areas of telecommunications regulation not previously addressed by the FCC and the states.

The primary purpose and effect of the new law is to open all telecommunications markets to competition including the local wireline loop. The 1996 Act makes all state and local barriers to competition unlawful, whether they are direct or indirect. It directs the FCC to hold notice and comment proceedings and to preempt all inconsistent state and local laws and regulations. Only narrow powers are left to state and local authorities. Each state retains the power to impose competitively neutral requirements that are both consistent with the 1996 Act's universal service provision and necessary for universal service, public safety and welfare, continued service quality and consumer rights. While a state may not impose requirements that effectively function as barriers to entry or create a competitive disadvantage, the scope of state authority to maintain existing or adopt new requirements under this section is not clearly spelled out. Before it preempts a state or local requirements as violating the entry barrier prohibition, the FCC must hold a notice and comment proceeding.

The recently enacted Telecommunications Act contains specific provisions that lift, or establish procedures for lifting specific restrictions relating to the RBOCs' ability to engage directly in the Internet access business. The Telecommunications Act also makes it easier for national long distance carriers such as AT&T to offer local telephone service. In addition, the Telecommunications Act allows the RBOCs to provide electronic publishing of information and databases. Competition from these companies could have an adverse effect on our business.


Future regulation of the Internet may slow its growth, resulting in decreased demand for our products and services and increased costs of doing business.

Due to the increasing popularity and use of the Internet, it is possible that state, federal and foreign regulators could adopt laws and regulations that impose additional burdens on those companies that conduct business online. It would cover issues such as content, user privacy, pricing, libel, intellectual property protection and infringement and technology export and other controls.

These laws and regulations could discourage communication by IP or other Web-based communications, which could inhibit the use of Internet-based communication and reduce demand for our products and services.

The adoption of any additional laws or regulations may decrease the expansion of the Internet. A decline in the growth of the Internet, particularly as it relates to online communication, could decrease demand for our products and services and increase our costs of doing business, or otherwise harm our business. Our costs could increase and our growth could be harmed by any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services.

        Changes in the regulatory environment relating to the Internet access industry, Including regulatory changes that directly or indirectly affect telecommunications costs or increase the likelihood or scope of competition from regional telephone companies or others, could have a material adverse effect on us. See "Risk Factors -- Competition."

                          RECENT ACQUISITION OF ASSETS

On July 30th 1999, we purchased, without restriction and unconditionally, certain non operating business equipment and computer hardware from our majority shareholder, Clifford Pierce, non operating developed software, various customer contracts and agreements, as well as applicable pending trademarks, which constitute the majority of the resources upon which we are building our distribution network. These contracts and agreements were dependent upon our ability to integrate the software and hardware systems into full commercial utilization. At the time of our purchase, this had not yet been accomplished. We purchased the equipment for $877,000, our historical cost basis less depreciation; the software and related intellectual property for $540,100, our historical cost basis less depreciation and any ancillary research and development expenses; and the discounted present value of the customers' contracts and agreements for $9,154,000, for a total purchase price of $10,571,100. See the sections entitled "Products-Trademarks and Patents", and "Proprietary Information" for a more detailed explanation of what can be protected. We paid for this purchase with 2,166,700 shares of our common stock. We may make downward adjustments to the value of the purchase pursuant to our asset purchase agreement, as a result of the final valuations we are receiving concerning these assets, although no such adjustment is currently contemplated.

The computer hardware we acquired consisted of specially adapted pc's; servers; various types of routers--a device that routes input and output from transmitting and receiving pc's or servers-modems; various types of sound boards and data boards that are inserted into servers or pc's, allowing a user to hear or transmit sounds or to receive or transmit data; specially adapted communications monitoring and testing equipment; and a number of operating and testing Gateways.

We also acquired 11 distributor and/or wholesaler agreements, licenses or contracts and 9 customer agreements, licenses or contracts in 12 countries in North, Central and South America, in Asia, China, Europe, and the Middle East.

Because the majority of the assets were under the common control of our majority share holder, Clifford Pierce, we are forced to book the cost basis for the development of software and intellectual property, rather than its arm's length market value that would reasonably be expected to be paid in a non-affiliated transaction. In addition, we cannot book any value for the discounted revenue stream created by the acquired licenses, contracts and agreements, although, their value, either to us or to an arm's length third party were we to liquidate such assets, is essentially greater than zero. Due to these constraints, our balance sheet will not reflect any amount of market or liquidation value that could be realized if we sold our software, licenses, contracts, agreements and/or intellectual property to a disinterested , arms length third party, or if we liquidated our assets.


The software encompassing our proprietary technology was developed in segments, which were originally subcontracted and written by numerous parties in various components. It was subsequently integrated prior to our acquisition, but remained untested in full commercial operation until July 1999, and further modified in October 1999. A description of our proprietary software and hardware products, as well as our "linked" services, is further described in the section entitled "Business", under the sub headings entitled "Present Status", " What we do", "Products and Services", "GoldenAccess.Com products", and "Other Products".

We also assumed two leases, one in Miami and one in Cordoba, Argentina. We assumed no other liabilities as part of the asset purchase.


FUTURE ACQUISITIONS

In the future we may pursue other internet or software acquisitions to diversify our product offerings and customer base or for other strategic purposes. We have no prior history of making acquisitions and we cannot assure you that any future acquisitions will be successful. The following are some of the risks associated with acquisitions that could have a material adverse effect on our business, financial condition or results of operations.

We cannot ensure that any acquired businesses will achieve anticipated revenues, earnings or cash flow.

We may be unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner, particularly if we acquire a business in a market in which we have limited or no current expertise, or with a corporate culture different from our own. If we are unable to integrate acquired businesses successfully, we could incur substantial costs and delays or other operational, technical or financial problems.

Acquisitions could disrupt our ongoing business, distract management, divert resources and make it difficult to maintain our current business standards, controls and procedures.

We may finance future acquisitions by issuing common stock for some or all of the purchase price. This could dilute the ownership interests of our stockholders. We may also incur additional debt or be required to recognize amortization expense related to goodwill and other intangible assets purchased in future acquisitions. We would be competing with other firms, many of which have greater financial and other resources, to acquire attractive companies. We believe this competition will increase, making it more difficult to acquire suitable companies on acceptable terms.

PROPRIETARY INFORMATION

We have developed custom designed software for use with Internet access, and rely on a combination of copyright, trademark, and trade secrets and contractual restrictions to establish and protect our licensed and trademarked technology. It is our policy to execute agreements with employees and consultants upon the commencement of their relationships with us. These agreements provide that confidential information developed or made known during the course of a relationship with us is to be owned by the GoldenAccess.Com, Inc. or its respective subsidiaries and kept confidential and not disclosed to third parties except in specific circumstances. There can be no assurance that the steps taken by us will be adequate to prevent misappropriation of our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology.

EMPLOYEES

As of April 1, 2000, we will employ a staff of 21 of whom 19 will be employees, 4 of whom are in Argentina, 5 of whom are in management, 3 in administration, 2 in marketing, 2 in customer service, 2 on the technical staff, and 2 outside consultants.

None of our employees will be represented by a labor union. We have not experienced any work stoppage and expect relations with our employees to be good. As of the date of this prospectus, much of our work has been completed under consulting arrangements with Josh Maru, Inc. and the Golden Access Group, Inc., for which we have accounted and accrued on our financial statements attached as part of this prospectus.

                            SELLING SECURITYHOLDERS

We have agreed to register shares of some of our current stockholders for resale at the same time as the 114,900 shares representing the stock dividend distribution in this prospectus and to pay all offering expenses. These shareholders are selling 385,100 shares, making the total shares being registered 500,000 shares.

We will not receive any of the proceeds of their sales.
Although our shares will initiate trading at a price set by our market makers in deference to market demand and other factors, the shares will trade at various prices in open market transactions, and selling stockholders are free to sell at any price they desire. Sales by selling stockholders could adversely impact our ability to sell our stock in the future.

The following table sets forth the name of each selling shareholder and the number of their shares being sold in connection with this prospectus. None of the selling shareholders has held any position with, or has maintained any material relationship with us or any of our officers.

===========================================================================================
                                                  NUMBER OF RESTRICTED
                               NUMBER OF SHARES      SHARES HELD IN      TOTAL SHARES OWNED
       NAME                    BEING REGISTERED    ADDITION TO SHARES    & PERCENTAGE AFTER
                                                    BEING REGISTERED         THE OFFERING
===========================================================================================
Potter Financial, Inc.             143,000                     0                        0
-------------------------------------------------------------------------------------------
Dorf Financial, Inc                 97,000                46,000            46,000 /// 1.6%
-------------------------------------------------------------------------------------------
Barry Potter                       118,200                     0                        0
-------------------------------------------------------------------------------------------
The Tory Trust                      26,900                24,800                   24,800
-------------------------------------------------------------------------------------------
Cardiac Control Systems, Inc.      114,900                     0                        0
-------------------------------------------------------------------------------------------
Total                              500,000                70,800           70,800 /// 2.5%
===========================================================================================

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 31, 1999, by (i) each person including any "group" as that term is used in Section 13(d)(3) of the Securities Act of 1934 (the "Exchange Act") who is known by us to own beneficially 5% or more of the common stock, (ii) our directors, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to these shares. The total number of shares authorized is 10,000,000 shares of common stock, each of which is $.001 per share par value. 2,872,500 shares of common stock have been issued and are outstanding as follows:

5% OR MORE

Clifford Pierce owns 2,170,700 shares representing 75.6% of the outstanding shares plus 120,000 options--See "Stock Options"--representing 62.9% of the fully diluted shares, not inclusive of options reserved but not yet granted

Barry Potter owns 118,200 shares, and has five year options for 500,000 shares at $5 per share exercisable 90 days subsequent to the effective date of this prospectus. In addition he is a principal and part owner of Potter Financial, Inc., which owns 143,000 shares, of which he is the beneficial owner of 47,000 shares and he disclaims beneficial ownership of 96,000 shares which is the balance of Potter Financial, Inc. holdings. His current and indirect beneficial interest share holdings represent 5.75% of the outstanding shares and, inclusive of his options, represents 18.3% of the fully diluted shares, not inclusive of options reserved but not yet granted.

=========================================================================================
                                NUMBER OF REGISTERED   NUMBER OF SHARES
      SHAREHOLDER                 SHARES WITH THIS        THAT REMAIN        TOTAL SHARES
                                    REGISTRATION          RESTRICTED
=========================================================================================
Clifford Y. Pierce(1)                        0              2,170,700        2,170,700(2)
-----------------------------------------------------------------------------------------
Paul Callihoo(1)                             0                      0                0(3)
-----------------------------------------------------------------------------------------
Nigel Gray(1)                                0                      0                0(4)
-----------------------------------------------------------------------------------------
David Heath(1)                               0                      0                0(5)
-----------------------------------------------------------------------------------------
Owen Goldwyn(1)                              0                      0                0(5)
-----------------------------------------------------------------------------------------
Barry Potter                           165,200                      0          165,200(6)
-----------------------------------------------------------------------------------------
All Management and Directors
as a Group                                   0              2,170,700        2,170,000(7)
=========================================================================================
All other small shareholders
as a group                             334,800                201,800          536,600(8)
=========================================================================================


(1)  DIRECTORS AND OFFICERS
(2) HAS OPTIONS FOR 120,000 SHARES (SEE "STOCK OPTIONS" AND "CERTAIN TRANSACTIONS")

(3)  HAS OPTIONS FOR 50,000 SHARES (SEE "STOCK OPTIONS" AND "CERTAIN
     TRANSACTIONS")
(4)  HAS OPTIONS FOR 50,000 SHARES (SEE "STOCK OPTIONS" AND "CERTAIN
     TRANSACTIONS")
(5) HAS OPTIONS RESERVED WITHIN THE RESERVED BLOCK OF OPTIONS, BUT NOT YET ALLOCATED, IN AN UNDETERMINED AMOUNT.
(6)  HAS OPTIONS FOR 500,00 SHARES (SEE "STOCK OPTIONS" AND "CERTAIN
     TRANSACTIONS")
(7)  AS FOOTNOTED ABOVE.
(8) HAVE OPTIONS FOR 50,000 SHARES (SEE "STOCK OPTIONS" AND "CERTAIN TRANSACTIONS")

                       MANAGEMENT AND BOARD OF DIRECTORS

There are currently five (5) authorized and occupied seats on the board of directors. The following tables set forth information with respect to the directors and executive officers.

All directors will hold office until the expiration of their respective terms, and until their successors have been elected or qualified or until their death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Officers of GoldenAccess.Com, Inc serve at the discretion of the board of directors.
Mr. Heath and Mr.Goldwyn, as outside directors, serve on the audit committee.

                               BOARD OF DIRECTORS

                   ======================================================
                         NAME          AGE      COMMENCED        TERM
                   ======================================================
                   Clifford Pierce      60      June 1997      Sept 2002
                   ------------------------------------------------------
                   Paul Callihoo        42     August 1999     Sept 2001
                   ------------------------------------------------------
                   Nigel Gray           45     August 1999     Sept 2001
                   ------------------------------------------------------
                   David Heath          43     August 1999     Sept 2000
                   ------------------------------------------------------
                   Owen Goldwyn         59     January 2000    Sept 2000
                   ======================================================


                                   MANAGEMENT

The senior management team has excellent credentials and a proven performance record in product development, telecommunications networking and global marketing.

==========================================================================
       NAME        AGE           OFFICE                      COMMENCED
==========================================================================
Clifford Pierce     60     Chairman, President & Chief       June 1997
                           Financial Officer
--------------------------------------------------------------------------
Paul Calihoo        42     Executive VP of International     June 1999
                           Marketing & Chief Operating
                           Officer
--------------------------------------------------------------------------
Nigel Gray          45     Vice President                    December 1998
==========================================================================

THE OFFICERS AND DIRECTORS OF GOLDENACCESS.COM, INC. ARE SET FORTH BELOW.

CLIFFORD Y. PIERCE, 60. Mr. Pierce is President, CFO, and Chairman of the board of directors of GoldenAccess.com. As GoldenAccess.Com, Inc. founder, he integrated the resources and technology into the platform that supports our products' rollout to its distributor base. Mr. Pierce's business background includes over 35 years of related experience in establishing and maintaining start-up businesses involved in manufacturing, sales and marketing, network marketing, and finance. He is a Certified Public Accountant, licensed in the State of Florida. Receiving his certification on September 23, 1973. He received his Bachelor of Science from Long Island University in 1962, and completed most of his pre-doctoral studies. Mr. Pierce was elected to the National Honor Society - Pi Gamma Mu.


He worked for major accounting firms and developed a wide area of expertise, before forming his own firm in 1975. Mr. Pierce is a founder and director of several companies and is President of a computer component import-export firm which has sales volume of over $10,000,000 annually. Mr. Pierce currently acts to coordinate our research and development team with the needs of the marketplace.


PAUL CALLIHOO, EXECUTIVE VICE PRESIDENT, DIRECTOR, 42. Paul joined Golden Access to establish the business development and sales & marketing programs, while developing a global distribution and sales channel network by partnering with key system integration companies within Asia, North America, Latin America and Europe. He developed the business model that defines our line of products and services. Paul directed the market trial and commercial launch phases of VtS. Prior to joining us, he served as Executive VP, Sales & Marketing, for CYBERFAX INC/TELSTAR COMMUNICATIONS, in Montreal, Canada; as VP, for International Business Development for ALPHANET TELECOM INC., of Toronto, Ontario, Canada, where he launched a next generation telecommunications service using Voice over TS (VOTS) and developed strategic acquisitions, joint ventures and partnerships; as Director, Business Development, for CANADIAN MARCONI COMPANY (CMC) of Kanata, Ontario, Canada, where he had P/L responsibility for the Commercial Communications Division with annual revenues of over $30M.

Previously, he implemented and supported online operations of AIR CANADA's reservations system in Winnipeg, Manitoba, Canada; and served over 5 years in the Department of Defense, in Ottawa, Ontario, Canada, as a systems engineer maintaining various levels of communications equipment.


He received his degree in Electrical Engineering from Ryerson Polytechnical University, Toronto, Ontario. He intends to devote full time to GOLDDENACCESS.COM INC acting in an executive capacity.


NIGEL J. GRAY, MARKETING DIRECTOR, 45. Nigel Gray is presently the marketing director but worked part time during the development stage of Golden Access.Com. His background in the computer industry dates from 1974. He started as a general manager of one of the first Apple distributors in the country and worked for many successful firms like Miami Micro Distributors, Ameritech Exports, Jair Electronics Corporation, and U.S, Computers. After graduating from Colorado State University, Mr. Gray completed his master's at Florida International University. His twenty-five years experience in the computer software and hardware industry has pioneered network development and new state of the art products.


DAVID W. HEATH, DIRECTOR, 43. David Heath, through Heath & Company, provides operational and development consulting services for the real estate industry. Mr. Heath has an extensive hospitality management background having worked for more than ten years in various management capacities in hotel and restaurant operations. He managed the Florida hospitality consulting practice of Arthur Andersen LLP, and directed numerous consulting engagements in Florida and the Caribbean. Mr. Heath's areas of specialization and expertise include the analysis of operational effectiveness; the design, development and implementation of automated labor productivity management systems; and strategic planning, market repositioning and workouts for distressed companies. For the BOCA RATON RESORT & CLUB in Boca Raton, FL, a 963-room resort, he implemented a new automated productivity management system. For the FOUR SEASONS RESORT & CLUB, in Irving, Texas, he developed a plan for the resort's $10 million expansion.

Mr. Heath graduated from University of Massachusetts and completed his MBA at North Eastern University.

OWEN GOLDWYN, DIRECTOR, 59. Mr. Goldwyn is chief executive officer of IRG GROUP, Inc, a marketing company specializing in the leisure vacation industry, for the last six years. Previously he was senior partner in Goldwyn Weinberg & Co, a certified public accounting firm. Mr. Goldwyn has been a certified public accountant in Florida and New York since 1966 including several years as a manager for the international accounting firm of Touche Ross & Co. Mr. Goldwyn graduated New York University in 1962 with a bachelor of science degree, majoring in accounting.


DIRECTOR'S COMPENSATION


Our employee directors receive no compensation for their services as directors. Our outside directors shall receive compensation for their services as prescribed by our board of directors. As of the date of this filing, no Board member has received compensation for his role on the Board. Members of the Executive Advisory Board will receive payment for their services, as well as reimbursement for travel and other expenses incurred in connection with attendance at each meeting.


EXECUTIVE ADVISORY BOARD


We will establish an informal Executive Advisory Board, appointed by Mr. Pierce and Mr. Callihoo. The role of the Executive Advisory Board is to be available to assist our management with general business and strategic planning advice upon request from time to time. Accordingly, the Executive Advisory Board Members intend to devote themselves part-time to our affairs as needed. To date, we have asked Barry Potter and Ross, Forster, Scillia & Brooks, Inc., respectively, to act in these capacities.


After the effective date, our executive officers, directors, and their affiliates will together control approximately 75.6% of the outstanding common stock, and on a fully diluted basis, 66.6%, not inclusive of options reserved but not granted. If all reserved options are granted, 54.2%. As a result, these stockholders, if they act together, will be able to control all matters requiring approval of a majority of our stockholders, including the election of directors and significant corporate transactions. This concentration of ownership may delay, prevent or deter a change in control of GoldenAccess.Com,Inc., which could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of its assets and might affect the market price of our common stock.

EXECUTIVE COMPENSATION


Through June 30, 1999, no officer or director received any remuneration because an insignificant amount of services were provided by any member of management during the year ended 6/30/99.

===============================================================================
   NAME AND POSITION     YEAR      SALARY          BONUS          OTHER ANNUAL
                                                                  COMPENSATION
===============================================================================
Clifford Pierce          2000      96,000     None in 2000(2)         (1)(4)
  President
-------------------------------------------------------------------------------
Paul Callihoo            2000      60,000     None in 2000(2)(3)   (1)(3)(4)
  Vice President
-------------------------------------------------------------------------------
Nigel Gray
  Vice President of      2000      48,000     None in 2000(2)      (1)(3)(4)
  Marketing
-------------------------------------------------------------------------------

FOOTNOTES:
1. ALSO INCLUDED IN THE YEAR 2000 COMPENSATION PACKAGE IS UP TO $18,000 PER ANNUM FOR REIMBURSEMENTS OF AUTOMOBILE EXPENSES AND APPROXIMATELY $12,000 PER ANNUM FOR PREMIUM PAYMENTS ON THE GOLDEN ACCESS.COM INC'S GROUP HEALTH AND DENTAL POLICY. OTHER EMPLOYEES RECEIVE AUTOMOBILE REIMBURSEMENTS TO THIS EXTENT ALTHOUGH MOST EMPLOYEES ARE REIMBURSED FOR ONLY SOME AUTOMOBILE RELATED EXPENSES. NO OTHER EMPLOYEES AT THIS TIME HAVE ANY PORTION OF THEIR PERSONAL OR FAMILY COVERAGE PAID FOR BY US AND THEY CONTRIBUTE TO THE FULL COST OF THE PLAN THEY SELECT.
2. FUTURE BONUSES WILL BE COMPRISED OF SUBJECTIVE AND PROFITABILITY BONUSES. THE SUBJECTIVE BONUS IS GENERALLY COMPOSED OF QUALITATIVE PERFORMANCE OBJECTIVES RESET BY THE BOARD OF DIRECTORS ON AN ANNUAL BASIS, AND WOULD VARY FROM YEAR TO YEAR BOTH IN NATURE AND AMOUNT TO BE EARNED. FISCAL 2000 IS THE FIRST YEAR FOR WHICH MR. PIERCE WILL BE ELIGIBLE FOR THIS KIND OF BONUS FEATURE. THE PROFITABILITY BONUS IS EARNED BY THE ATTAINMENT OF BOARD OF DIRECTOR PRESCRIBED REVENUES AND PROFITS, AND CAN BE MODIFIED ON AN ANNUAL BASIS BOTH IN NATURE AND AMOUNT.
3.   ALSO COMPRISED OF COMMISSIONS AND COMMISSION OVERRIDES.
4. AS OF THE DATE OF THIS FILING, NO BOARD MEMBER HAS RECEIVED COMPENSATION FOR HIS ROLE ON THE BOARD.

EMPLOYMENT AGREEMENTS


We plan to enter into employment agreements with each of Messrs. Pierce, Callihoo, and Gray which provide for an annual base compensation of $96,000, $60,000, and $48,000, respectively, and other bonuses as the board of directors may from time to time determine. When we hire our new CFO, Director of Sales, and any other Key executives, we will execute appropriate agreements for each upon their employment, however they will be in effect subsequent to the effective date of this prospectus.


===========================================================================================
                                CLIFFORD PIERCE        PAUL CALLIHOO          NIGEL GRAY
===========================================================================================
Term                                   3                     3                     3
-------------------------------------------------------------------------------------------
Annual Compensation                 $96,000               $60,000               $48,000
-------------------------------------------------------------------------------------------
CPI Adjustments                        No                   No                   No
-------------------------------------------------------------------------------------------
Deferred Compensation                 Yes                   Yes                  Yes
-------------------------------------------------------------------------------------------
Subjective Bonus                 Up to $100,000        Up to $100,000        Up to $50,000
-------------------------------------------------------------------------------------------
Profitability Bonus              $50,000 plus a        $50,000 plus a       $10,000 plus a
                                   percentage            percentage           percentage
-------------------------------------------------------------------------------------------
Benefits                              Yes                   Yes                   Yes
-------------------------------------------------------------------------------------------
Automobile                            Yes                   Yes                   Yes
-------------------------------------------------------------------------------------------
Health and Dental Coverage            Yes                   Yes                   Yes
-------------------------------------------------------------------------------------------
Health/Dental Premium                None                  None                  None
Paid By Employee
===========================================================================================

STOCK OPTIONS


We have not adopted any formal stock options plans to reward and provide incentives to our officers, directors, employees, consultants and other eligible participants, but we anticipate doing so as follows: (a) the Executive Stock Incentive Plan, (b) the 1999 Incentive Stock Option Plan, and (c) the 1999 Stock incentive Plan. We have reserved 1,720,000 shares for issuance under the plans. Awards under each plan may be in the form of incentive stock options or non-qualified stock options. The plans will be administered by our board of directors, which is authorized to select the plan recipients, the time or times at which awards may be granted and the number of shares to be subject to each option awarded. We have granted some of these already, despite not having a fully documented plan at this time.

The Company will record compensation expense for any difference, if any, between the exercise price of the options and the estimated fair market value of the shares purchased at the time of the approval of the grant, as determined by the Company's Board of Directors.


Five Year Options to purchase stock @ $3.75, exercisable 180 days subsequent to the effective date of our first registration statement, granted July 30, 1999.
         Clifford Pierce                             120,000 shares
         Reserved for other Executives               630,000 shares

Five Year Options to purchase stock @ $3.75, 20% of which may be exercised August 1, 2000, and 80% may be exercised August 1, 2001,but not earlier than 180 days subsequent to the effective date of our first registration statement, granted July 30, 1999.
         Paul Callihoo                               50,000 shares
         Nigel Gray                                  50,000 shares


500,000 Five Year Options to purchase stock @ $5.00, exercisable 90 days subsequent to the effective date of our first registration statement, granted July 30, 1999 to Barry Potter.


50,000 Five Year Options to purchase stock @ $3.75, exercisable 90 days subsequent to the effective date of our first registration statement, granted July 30, 1999 to Southeastern Venture Corporation.



         Reserved for Non-Key and Technical employees         220,000 shares


INDEMNIFICATION OF OFFICERS AND DIRECTORS

At present we have not entered into individual indemnity agreements with our officers or directors. However, we shall indemnify, to the fullest extent under Florida law, our directors and officers against liabilities incurred with respect to their service in these capacities.

Indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the previously stated provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, that indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and because of this, is unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of these cases.


DIRECTORS AND OFFICERS INSURANCE


We are exploring the possibility of obtaining directors and officers ("D&O") liability insurance. We have obtained several premium quotations but have not entered into any contract with any insurance company to provide said coverage as of the date of this prospectus. There is no assurance that we will be able to obtain this kind of insurance.


KEYMAN LIFE INSURANCE

Keyman Life Insurance is expected to be purchased after the effective date of this prospectus in amounts up to $1 million, 50% payable to GoldenAccess.Com, Inc. and 50% payable to family beneficiaries. We are planning to purchase insurance towards the cross purchase of shares from the estate of an officer or director and to provide us with the capital to replace the executive loss executive search for successor, etc.

LIABILITY INSURANCE

Although we carry general liability insurance, our insurance may not cover specific potential claims from use of our software or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, operating results and financial condition.

CERTAIN TRANSACTIONS


On June 13,1997, the board of directors authorized the issuance of an aggregate of 4,000 shares of common stock as founder's stock at a price of $.001 per share, to Clifford Pierce.


On August 20, 1999, the board of directors of CathTech, Group, Inc., authorized the issuance of an aggregate of 2,872,500 shares of common stock as founder's stock to its founders, employees, and advisors at a price of $.001 per share par value, to approximately 8 individuals or other entities, of which, 2,166,700 shares were exchanged for the assets acquired by us, from our president, in July of 1999. See "Recent Acquisition of Assets".

This group consists of the following eight individuals or entities, all of whom received their shares as founders in August, 1999, as that term is defined under section 230.405 of the General Rules and Regulations of the Securities Act of 1933.: Dorf Financial - 143,000 shares in August, 1999, purchased for par value; Alan Rabin-1,000 shares in August, 1999, purchased for par value; Barry Potter - 57,000 shares in August, 1999, purchased for par value and 86,000 shares purchased for $3.75 per share; The Tory Trust - 26,900 shares in August, 1999, purchased for par value; Potter Financial Corporation - 143,000 shares in August, 1999, purchased for $3.75 per share; Lindsey

A. Gertner - 131,000 shares in August, 1999, purchased for $3.75 per share; Clifford Pierce - 2,166,700 shares in August, 1999, exchanged for assets, as well as Cardiac Control Services, Inc., who retained 129,300 shares for its services and its provision of access to its shareholder base, directors and advisors to GoldenAccess.Com, Inc., of which 113,900 shares on behalf of their shareholders as a group, prior to distribution of the stock dividend. The stock dividend distribution cannot be made until this prospectus is effective.

These shareholders, except Cardiac Control Systems, Inc. and Alan Rabin, have indicated a willingness to provide us with additional capital for developmental requirements in the near future if we must pay for such expenditures prior to the receipt of sufficient revenues or other funds to pay them. These contributions will either be made as additional paid-in capital or may be unsecured shareholder loans to us. We do not plan to issue any additional stock or options to these shareholders for any such contributions contemplated at this time, other than their future purchase of additional stock should we ever make a new offer of securities in the future.


On August 26, 1999, we merged with CathTech, Inc., and retained our name and business. On the effective date of this prospectus, 129,300 shares of our stock will be distributed as a stock dividend to the shareholders of Cardiac Control Systems, Inc., and their agent, of record of August 26, 1999.

Our strategic partner Joss Maru, Inc., has contributed approximately $254,935 through December 31, 1999 in unsecured affiliated party loans and in addition through February 15, 2000 approximately another $100,000.


Our shareholders Potter Financial, Inc., Lindsey Gertner, the Tory Trust, and our president Clifford Pierce, as a group advanced us approximately $ 35,000 in unsecured shareholders loans between January, 2000 and February 15, 2000. There are no written agreements with Joss Maru, Inc. or any other strategic partner, or our above noted shareholders that forms any commitment on their part to provide us with funding in the near future, however, they are aware of the extent of our short term capital needs and if we are unable to arrange traditional short term institutional contract and or equipment financing may continue to advance us such funding. There is no assurance that this will continue.


We have adopted a policy that all future transactions between the GoldenAccess.Com, Inc. and officers, directors and 5% shareholders will be on terms no less favorable that could be obtained from unaffiliated third parties and will be approved by a majority of our independent, disinterested directors.

                           DESCRIPTION OF SECURITIES


All material provisions of our capital stock are summarized in this prospectus. However the following description is not complete and is subject to applicable Florida law and to the provisions of our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.


COMMON STOCK

We are authorized to issue 10,000,000 shares of common stock, at a par value $.001 per share. As of the date of this prospectus, there are 2,872,500 shares of common stock outstanding. After giving effect to the exercise of all outstanding options and warrants of 1,720,000 shares, our issued and outstanding capital stock would consist of 4,592,500 shares of common stock.


         YOU HAVE THE VOTING RIGHTS FOR YOUR SHARES. You and all other holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. You have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election.

         YOU HAVE DIVIDEND RIGHTS FOR YOUR SHARES. You and all other holders of common stock are entitled to receive dividends and other distributions when, as and if declared by the board of directors out of funds legally available, based upon the percentage of our common stock you own. We will not pay dividends. You should not expect to receive any dividends on shares in the near future. This investment may be inappropriate for you if you need dividend income from an investment in shares.

         YOU HAVE RIGHTS IF WE ARE LIQUIDATED. Upon our liquidation, dissolution or winding up of affairs, you and all other holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of shares of common stock, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock being offered, when issued in exchange for the consideration paid as set forth in this prospectus, will be, fully paid and non-assessable. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the liquidation value of your shares.

         YOU HAVE NO RIGHT TO ACQUIRE SHARES OF STOCK BASED UPON THE PERCENTAGE OF OUR COMMON STOCK YOU OWN WHEN WE SELL MORE SHARES OF OUR STOCK TO OTHER PEOPLE. This is because we do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of common stock, result in a dilution of our percentage ownership that you hold.

         YOU HAVE NO RIGHT TO ELECT AN ENTIRE NEW BOARD OF DIRECTORS IN ANY GIVEN YEAR. Provisions of our certificate of incorporation, our bylaws and Florida law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. For example, our articles of incorporation provide for a classified board of directors, meaning that only approximately one-third of our directors will be subject to re-election at each annual stockholder meeting.

SHARES ELIGIBLE FOR FUTURE SALE


We have 2,872,500 shares of common stock issued and outstanding. The shares of common stock registered in this prospectus will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate" as that term is defined under the Act who will be subject to the resale limitations of Rule 144 promulgated under the Act.


There will be approximately 2,372,500 shares of common stock outstanding that are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act, of which 2,170,700 are owned by our President. 201,800 restricted shares are owned by shareholders who could sell their shares under Rule 144 after a one year holding period has elapsed.


The shares of common stock owned by insiders, officers and directors are deemed "restricted securities" as that term is defined under the Securities Act and in the future may be sold under Rule 144, which provides, in essence, that a person holding restricted securities for a period of one (1) year may sell every three (3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of our issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four (4) calendar weeks prior to its sale. Rule 144 also permits, under specific circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of GoldenAccess.Com, Inc. and who has satisfied a two (2) year holding period. Additionally, shares underlying employee stock options granted, to the extent vested and exercised, may be resold beginning on the ninety-first day after the Effective Date of a prospectus, or Offering Memorandum under Rule 701 promulgated under the Securities Act.

As of this date and upon effectiveness of this prospectus, none of our shares of common stock, other than those which are qualified by the SEC in connection with this registration, are available for sale under Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the shares of common stock. Our officers, directors and some of our security holders have agreed not to sell, transfer or otherwise dispose of their shares of our common stock or any securities convertible into common stock for a period of 12 months from this date.

Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this prospectus are entitled to sell these shares after the 90th day following the date of this prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period. All of the option holders for the future exercise of shares of our common stock have the right to require us to register their shares of common stock with the Securities and Exchange Commission. In addition, in the future we intend to register all shares of our common stock that we may issue under our stock option plans and employee stock purchase plan. Once we register these shares, they can be freely sold in the public market upon issuance, in some instances subject to lock-up agreements. If these holders cause a large number of securities to be sold in the public market, the sales could materially and adversely affect the market price of our common stock. In addition, any of these sales could impede our ability to raise needed capital.


There has been no public market for our common stock. With a relatively minimal public float and without a professional underwriter, there is little or no likelihood that an active and liquid public trading market, as that term is commonly understood, will develop, or if developed that it will be sustained, and accordingly, an investment in our common stock should be considered highly illiquid. Although we believe a public market will be established in the future, there can be no assurance that a public market for the common stock will develop. If a public market for the common stock does develop at a future time, sales of shares by shareholders of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of our equity securities.


These sales also might make it difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Moreover, the perception in the public market that our existing stockholders might sell shares of common stock could depress the market price of the common stock. These sales, or the perception of these sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

The price of our common stock that will prevail in the market after the effective date will fluctuate, and may be lower than the price at which the stock initiates trading on the effective date.

                            ANTITAKEOVER PROVISIONS


Antitakeover provisions in our organizational documents and Florida law make any change in control of us more difficult, may discourage bids at a premium over the market price and may adversely affect the market price of our stock. Our certificate of incorporation, our bylaws and Florida law make it difficult for a third party to acquire us, despite the possible benefit to our stockholders.

Provisions of our certificate of incorporation, our bylaws and Florida law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. For example, our articles of incorporation provides for a classified board of directors, meaning that only approximately one-third of our directors will be subject to re-election at each annual stockholder meeting. These provisions could discourage takeover attempts and could materially adversely affect the price of our stock.

After the effective date, the board of directors will have the authority to issue up to 1,000,000 shares of preferred stock. Moreover, without any further vote or action on the part of the stockholders, the board of directors will have the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. This preferred stock, if issued, might have preference over and harm the rights of the holders of common stock.

Although the issuance of this preferred stock will provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock. We currently have no plans to issue preferred stock.


Our certificate of incorporation, bylaws and equity compensation plans include provisions that may deter an unsolicited offer to purchase us. These provisions, coupled with the provisions of the Florida General Corporation Law, may delay or impede a merger, tender offer or proxy contest. These factors may further delay or prevent a change of control of GoldenAccess.Com, Inc.

                                EXCHANGE LISTING

It is currently anticipated that our common stock will be eligible for listing on Nasdaq 's OTC Bulletin Board ("OTCBB") coincident with the effective date of this prospectus. We are also filing applications for listing on at least one regional stock exchange. To continue to be listed on Nasdaq's OTCBB, we must maintain current filings with the SEC, and we do not anticipate being delinquent with such filings. The failure to meet these requirements in the future may result in the delisting of our securities from Nasdaq's OTCBB, and trading, if any, in our securities would thereafter be conducted on the electronic version of the pink sheets, published by the National Quotation Bureau, Inc. As a result of delisting, an investor could find it more difficult to dispose of our securities, and our market value may fluctuate widely, as is the case with many electronic pink sheet securities.

If our common stock were to become delisted from trading on any regional exchange, and the trading price of the common stock were to fall below $5.00 per share on the date our securities were delisted, trading in these securities would also be subject to the requirements of specific rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock generally, any non-Nasdaq, non-exchange listed equity security that has a market price of less than $5.00 per share, subject to specific exceptions. These rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors -- generally institutions. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of these securities and the ability of purchasers in this offering to sell their securities in the secondary market. Disclosure is also required to be made about commissions payable to both the Broker/Dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


The penny stock restrictions described above will not apply to our securities if these securities are listed on a regional exchange and have specific price and buying information provided on a current and continuing basis or meet specific minimum net tangible assets or average revenue criteria. Otherwise we will remain subject to Section 15(b)(6) of the Exchange Act governing these penny stock restrictions.


                                DIVIDEND POLICY


We have never declared or paid cash dividends on our common stock and anticipate that all future earnings will be retained for development of our business. The payment of any future dividends will be at the discretion of our board of directors and will depend upon, among other things, future earnings, capital requirements, our financial condition and general business conditions.


                              STOCK TRANSFER AGENT


Our transfer agent and registrar of the common stock is Sun Trust Bank, Mail Code 258, PO box 4625, Atlanta, Georgia 30302.


                                    EXPERTS


Our financial statements (development stage companies) as of and for the years ending June 30, 1998 and 1999, have been audited by Kingery, Crouse & Hohl, P.A., CPAs, Tampa, our independent auditors, as set forth in their report included in this prospectus is incorporated by reference. These financial statements have been included based on reliance upon the reports given upon their authority as experts in accounting and auditing.


                                 LEGAL MATTERS


There is no past, pending or, to our knowledge, threatened litigation or administrative action which has or is expected by our management to have a material effect upon our business, financial condition or operations, including any litigation or action involving our officers, directors, or other key personnel.

The Law Offices of Gary M Appelblatt, Esq., 3610 American River Dr., Suite 112, Sacramento, Ca. 95864 [E-mail Address: Gary@Appelblatt.com], will pass upon specific legal matters relating to this prospectus.


                             AVAILABLE INFORMATION


WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") A REGISTRATION STATEMENT ON FORM SB-2 RELATING TO THE COMMON STOCK BEING REGISTERED. THIS PROSPECTUS, WHICH IS PART OF THE REGISTRATION STATEMENT, DOES NOT CONTAIN ALL OF THE INFORMATION INCLUDED IN THE REGISTRATION STATEMENT AND THE EXHIBITS AND SCHEDULES. FOR FURTHER INFORMATION WITH RESPECT TO US, OR THE COMMON STOCK BEING REGISTERED, REFERENCE IS MADE TO THE REGISTRATION STATEMENT, INCLUDING THE EXHIBITS AND SCHEDULES. STATEMENTS CONTAINED IN THIS PROSPECTUS CONCERNING THE PROVISIONS OR CONTENTS OF ANY CONTRACT, AGREEMENT OR ANY OTHER DOCUMENT REFERRED TO WITH IN THIS PROSPECTUS ARE NOT NECESSARILY COMPLETE. WITH RESPECT TO EACH CONTRACT, AGREEMENT OR DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT, REFERENCE IS MADE TO THE EXHIBITS FOR A MORE COMPLETE DESCRIPTION OF THE MATTERS INVOLVED.

THE REGISTRATION STATEMENT, INCLUDING THE EXHIBITS AND SCHEDULES, MAY BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, DC 20549 AND AT THE COMMISSION'S REGIONAL OFFICES AT 7 WORLD TRADE CENTER, 13TH FLOOR, NEW YORK, NEW YORK 10048 AND 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS 60661. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. THE COMMISSION ALSO MAINTAINS A WEB SITE THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS AND OTHER INFORMATION REGARDING REGISTRANTS THAT FILE ELECTRONICALLY WITH THE COMMISSION, INCLUDING GOLDENACCESS.COM, INC. THE ADDRESS OF THE SITE IS [HTTP://WWW.SEC.GOV].


WE INTEND TO FURNISH TO OUR SHAREOWNERS ANNUAL REPORTS CONTAINING AUDITED CONSOLIDATED FINANCIAL STATEMENTS CERTIFIED BY INDEPENDENT PUBLIC ACCOUNTANTS FOR EACH FISCAL YEAR AND QUARTERLY REPORTS CONTAINING UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE FIRST THREE QUARTERS OF EACH FISCAL YEAR. FOR A PERIOD OF AT LEAST ONE YEAR FOLLOWING THE EFFECTIVE DATE OF THIS PROSPECTUS, WE WILL BE REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934 TO FILE PERIODIC REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL MATERIALS MAY BE INSPECTED AT THE COMMISSION'S PRINCIPAL OFFICERS AT 450 FIFTH STREET N.W., WASHINGTON, D.C. 20459 AND COPIES OBTAINED ON PAYMENT OF SPECIFIC FEES PRESCRIBED BY THE COMMISSION.


WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHO RECEIVES A PROSPECTUS, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE INFORMATION THAT WAS INCORPORATED BY REFERENCE IN THE PROSPECTUS--NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS THE EXHIBITS ARE THEMSELVES SPECIFICALLY INCORPORATED BY REFERENCE. REQUESTS SHOULD BE DIRECTED TO OUR CHIEF FINANCIAL OFFICER AT OUR OFFICES IN MIAMI.

                             GOLDENACCESS.COM, INC.

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------


                                                                                               PAGE
                                                                                               ----
Financial statements:

    Balance Sheet as of December 31, 1999                                                       F-2

    Statements of Operations for the three and six months ended December 31, 1999 and 1998      F-3

    Statements of Stockholders' (Deficit) Equity for the six months ended December 31, 1999     F-4

    Statements of Cash Flows for the three and six months ended December 31, 1999 and 1998      F-5

    Notes to Financial Statements                                                               F-6

--------------------------------------------------------------------------------

                                GOLDENACCESS.COM

                      BALANCE SHEET AS OF DECEMBER 31, 1999
                                   (UNAUDITED)

--------------------------------------------------------------------------------

ASSETS

Current Assets:
   Cash and cash equivalents                                      $    28,958
   Accounts receivable                                                 95,015
   Prepaid rent                                                         5,845
                                                                  -----------
       Total current assets                                           129,818

Equipment and software (net of accumulated
   depreciation and amortization of $99,358)                        1,329,742

Other assets - deposit                                                  5,845
                                                                  -----------
TOTAL                                                             $ 1,465,405
                                                                  ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accrued expenses                                               $   152,841
   Secured notes                                                       60,500
   Stockholder advances                                               254,935
                                                                  -----------
       Total current liabilities                                      468,276
                                                                  -----------
Stockholders' Equity:
   Common stock - $.001 par value 10,000,000 shares
   authorized; 2,872,500 shares issued and outstanding                  2,873
   Additional paid-in capital                                       1,566,069
   Deficit                                                           (571,813)
                                                                  -----------
       Total Stockholders' Equity                                     997,129
                                                                  -----------
TOTAL                                                             $ 1,465,405
                                                                  ===========

--------------------------------------------------------------------------------

See notes to financial statements.

                             GOLDENACCESS.COM, INC.

                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

--------------------------------------------------------------------------------

                                      Three-Months    Three-Months    Six-Months     Six-Months
                                          Ended          Ended          Ended          Ended
                                       December 31,   December 31,    December 31,   December 31,
                                           1999           1998           1999           1998
                                        ----------     ----------     ----------     ----------
REVENUES:
  Telephone service                     $    1,403                    $    3,746
  Sale of Gateway Products                  96,574                       108,574
                                        ----------     ----------     ----------     ----------
      Total revenues                        97,977                       112,320
                                        ----------     ----------     ----------     ----------


OPERATING EXPENSES:
  Consulting fees - related party          134,925                       328,502
  Other consulting fees                                                    1,250
  Cost of services                          71,056                       122,534
  Research and development                   4,500     $    8,504          5,897     $   34,979
  Travel                                    10,738                        41,524
  Office and administration                 18,512            278         27,725          1,040
  Occupancy and equipment                   66,426                       113,710            518
  Organization costs                                        1,358                         1,358
  Professional fees
  Advertising                                                 787                           787
                                        ----------     ----------     ----------     ----------
      Total operating expenses             306,157          1,169        641,142         38,682
                                        ----------     ----------     ----------     ----------
NET LOSS                                $  208,180     $    1,169     $  528,822     $   38,682
                                        ==========     ==========     ==========     ==========
NET LOSS PER SHARE:
Basic                                   $     0.07     $     0.00     $     0.18     $     0.01
                                        ==========     ==========     ==========     ==========
Weighted average number of shares -
  Basic and dilutive                     2,872,500      2,872,500      2,872,500      2,872,500
                                        ==========     ==========     ==========     ==========


--------------------------------------------------------------------------------

See notes to financial statements.

                             GOLDENACCESS.COM, INC.

                   STATEMENT OF STOCKHOLDERS' (DEFICIT) EQUITY
                                   (UNAUDITED)

--------------------------------------------------------------------------------

                                                          Additional
                                       Common Stock         Paid-in
                                    Shares      Amount      Capital        Deficit          Total
                                  ---------     ------     ----------     ---------      -----------
Balances at June 30, 1999           345,800     $  346     $    5,654     $ (42,991)     $   (36,991)

Issuance of common stock
  For equipment and software      2,166,700      2,167      1,414,933                      1,417,100

Issuance of common stock
  At $0.25 per share                360,000        360         89,640                         90,000

Forgiveness of stockholder
  Advances                                                     54,592                         54,592

Contributed capital                                             1,250                          1,250

Net loss for the six months
   Ended December 31, 1999                                                 (528,822)        (528,822)
                                  ---------     ------     ----------     ---------      -----------
Balances at December 31, 1999     2,872,500     $2,873     $1,566,069     $(571,813)     $   997,129
                                  =========     ======     ==========     =========      ===========










--------------------------------------------------------------------------------

See notes to financial statements.

                             GOLDENACCESS.COM, INC.

                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

--------------------------------------------------------------------------------

                                                            Three-Months   Three-Months    Six-Months   Six-Months
                                                               Ended          Ended          Ended         Ended
                                                             December 31,   December 31,   December 31,  December 31,
                                                                1999           1998           1999          1998
                                                              ---------      ---------      ---------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                 $(208,180)     $ (11,169)     $(528,822)     $(38,682)
     Adjustment to reconcile net loss to net cash used by
       operating activities:
       Non-cash consulting expense                                                             91,252
       Depreciation expense                                      58,927            242         98,409           518
       Increase in accounts receivable                          (83,015)                      (92,615)
       Increase in prepaid expenses and other assets            (11,690)                      (11,690)
       Increase in accrued expenses                              87,840                       152,840
                                                              ---------      ---------      ---------      --------
NET CASH USED IN OPERATION ACTIVITIES                          (156,118)       (10,927)      (290,626)      (38,164)
                                                              ---------      ---------      ---------      --------
CASH FLOWS FROM INVESTING ACTIVITIES-
       Purchase of equipment                                                    (2,986)                      (2,986)
                                                              ---------      ---------      ---------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from issuance of common stock
       Advances from shareholder                                120,547          2,243        254,935        38,126
       Proceeds from the issuance of secured notes               60,500                        60,500
                                                              ---------      ---------      ---------      --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                       181,047          2,243        315,435        38,126
                                                              ---------      ---------      ---------      --------
NET INCREASE  (DECREASE) IN CASH AND CASH
      EQUIVALENTS                                                24,929        (11,670)        24,809        (3,024)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                    4,029         12,300          4,149         3,654
                                                              ---------      ---------      ---------      --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                      $  28,958      $     630      $  28,958      $    630
                                                              =========      =========      =========      ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
  INFORMATION - INTEREST AND TAXES                            $       0      $       0      $       0      $      0
                                                              =========      =========      =========      ========




--------------------------------------------------------------------------------

See notes to financial statements.

                             GOLDENACCESS.COM, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

--------------------------------------------------------------------------------

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

GoldenAccess.Com, Inc. (the "Company") was incorporated under the laws of the state of Florida on June 13, 1997. The Company, which was in the development stage as defined in Financial Accounting Standards Board Statement No. 7, from June 13, 1997 through June 30, 1999, provides a complete, fully integrated solution to IP Telephony systems. The Company is based in Miami, Florida and has an office in Argentina. On August 26, 1999, the Company merged with another Florida entity, CathTech Group, Inc. ("CathTech"). CathTech became the surviving legal entity, which succeeded to the name GoldenAccess.Com, Inc. CathTech had no operations and was formed in 1999 for the purpose of acquiring a private company desiring to become public. For accounting purposes, the merger has been treated as a reverse acquisition with the Company being treated as the acquiree for financial statement purposes.

The Company is not currently required to prepare its financial statements pursuant to the rules and regulations of the SEC; however, it is the intent of the Company to become a qualified SEC filer and therefore the financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These condensed financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's registration statement on Form SB-2 as of and for the year ended June 30, 1999. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary to present fairly the financial position of the Company as of December 31, 1999 and the results of its operations and its cash flows for the three months then ended have been included. Operating results for the six and three-months ended December 31,1999 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2000.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has accumulated 571,813 deficit through December 31, 1999 and is anticipating that it will incur a net loss for the fiscal year ending June 30, 2000. In addition, the Company will require a significant amount of capital to implement its business plan. The Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its anticipated losses and implement its business plan. However, there is no assurance they will be successful in these efforts. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - NET LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. As of December 31, 1999 there are no dilutive shares.

NOTE D - SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the six months ended December 31, 1999, stockholder advances of $54,592 were forgiven and reclassified to additional paid-in capital.

On July 30, 1999, the Company issued 2,166,700 shares of its common stock to its President and majority stockholder as consideration for certain equipment, software, customer contracts and related agreements, and the rights to pending patents and trademarks. The Company has recorded the value of these assets at such stockholders approximate historical cost of $1,417,000.

NOTE E - STOCK OPTIONS

During the six months ended December 31, 1999, the Company granted to its President and key employee five-year options to purchase 320,000 share of stock at $3.75 per share, exercisable 180 days subsequent to the effective date of the Company's first registration statement. In addition, the Company granted to a consultant, five-year options to purchase 50,000 share of stock at $3.75 per share, exercisable 90 days subsequent to the effective date of the Company's first registration statement. Also during the six-months ended December 31, 1999, the Company granted to a consultant, five-year options to purchase 500,000 share of stock at $5.00 per share, exercisable 90 days subsequent to the effective date of the company's first registration statement. The granting of these options resulted in no compensation expense to the Company as $3.75 per share was estimated to be the fair market value of the options at the grant date.

NOTE F - OTHER RELATED PARTY TRANSACTIONS

During the six months ended December 31, 1999, the Company's president and majority stockholder advanced approximately $254,935 to the Company. The advances are unsecured, non-interest bearing and due on demand.

During the three and six months ended December 31, 1999, the Company paid consulting fees of approximately $134,900 and $328,500 respectively, to a Company related to the president.

NOTE G - COMMITMENTS

On October 15, 1999, the Company entered into a lease agreement with an affiliate for certain office space. The lease term, which commences on November 1, 1999 and terminates on February 14, 2001, requires monthly payments of $5,488 plus applicable sales tax.

NOTE H - PROMISSORY NOTE

During the three months ended December 31, 1999, the Company issued promissory notes to five individuals in the amount of $60,500. The notes are secured by the Company's stock, are due on demand and accrue interest at 10% annually.

NOTE I - SUBSEQUENT EVENTS

During January 2000, the Company entered into two operating leases for telephone software testing equipment. The lease agreements have terms of 30 months each and require monthly payments of approx. $4,220 and $2,500.

--------------------------------------------------------------------------------

                             GOLDENACCESS.COM, INC.
                        (A Development Stage Enterprise)


                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                                      PAGE
                                                                                      ----
Independent Auditors' Report                                                           F-9

Financial Statements as of and for the year ended June 30, 1999 and for the respective periods June 13, 1997 (date of incorporation) to June 30, 1998 and
1999:

    Balance Sheet                                                                      F-10

    Statements of Operations                                                           F-11

    Statements of Stockholder's Deficit                                                F-12

    Statements of Cash Flows                                                           F-13

    Notes to Financial Statements                                                      F-14

--------------------------------------------------------------------------------

                  [Letterhead of Kingery, Crouse & Hohl, P.A.]



INDEPENDENT AUDITORS' REPORT

To the Board of Directors of GoldenAccess.Com, Inc.:

We have audited the accompanying balance sheet of GoldenAccess.Com, Inc., a development stage enterprise (the "Company"), as of June 30, 1999 and the related statements of operations, stockholder's deficit and cash flows for the year then ended, and for the respective periods June 13, 1997 (date of incorporation) to June 30, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of the Company, as of June 30, 1999 and the results of its operations and its cash flows for the year then ended, and for the respective periods June 13, 1997 (date of incorporation) to June 30, 1998 and 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has generated recurring losses from operations and has a stockholder's deficit as of June 30, 1999. In addition, the Company will require a significant amount of capital to proceed with its business plan. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Kingery, Crouse & Hohl P.A.



November 12, 1999

                                GOLDENACCESS.COM
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        BALANCE SHEET AS OF JUNE 30, 1999

--------------------------------------------------------------------------------

ASSETS

Cash and cash equivalents                                    $  4,149
Receivables                                                     2,400
Equipment (net of accumulated
  depreciation of $948)                                        11,052
                                                             --------
TOTAL                                                        $ 17,601
                                                             ========
LIABILITIES AND STOCKHOLDER'S DEFICIT

LIABILITIES -
Stockholder advances                                         $ 54,592
                                                             --------
STOCKHOLDER'S DEFICIT:
Common stock - $.001 par value 10,000,000 shares
  authorized; 4,000 shares issued and outstanding                   4
Additional paid-in capital                                      5,996
Deficit accumulated during the development stage              (42,991)
                                                             --------
    Total stockholder's deficit                               (36,991)
                                                             --------
TOTAL                                                        $ 17,601
                                                             ========











--------------------------------------------------------------------------------

See notes to financial statements.

                             GOLDENACCESS.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------

                                                                For the period    For the period
                                                                  June 13, 1997    June 13, 1997
                                                    For the         (date of         (date of
                                                  year ended     incorporation)   incorporation)
                                                    June 30,       to June 30,      to June 30,
                                                      1999             1998             1999
                                                     -------          -------          -------
REVENUES:
   Telephone service                                 $ 2,857                           $ 2,857
   Consulting - related party                          3,000                             3,000
   Design                                                529                               529
                                                     -------                           -------
        Total revenues                                 6,386                             6,386
                                                     -------                           -------


OPERATING EXPENSES:
   Research and development - related party           28,902          $11,385           40,287
   Organization costs                                  3,235              159            3,394
   Depreciation                                          948                               948
   Professional fees                                   1,050                             1,050
   Advertising                                           787                               787
   Office and administration                           1,540              204            1,744
   Travel                                              1,167                             1,167
                                                     -------          -------          -------
       Total operating expenses                       37,629           11,748           49,377
                                                     -------          -------          -------
NET LOSS                                             $31,243          $11,748          $42,991
                                                     =======          =======          =======
NET LOSS PER SHARE:
   Basic                                             $  0.09          $  0.03          $  0.12
                                                     =======          =======          =======

















--------------------------------------------------------------------------------

See notes to financial statements.

                             GOLDENACCESS.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF STOCKHOLDERS' DEFICIT

--------------------------------------------------------------------------------


                                                                              Deficit
                                                                            Accumulated
                                                              Additional     During the
                                          Common Stock         Paid-in      Development
                                       Shares      Amount      Capital         Stage          Total
                                       ------      ------      -------       --------        --------
Balances at June 13, 1997
  (date of incorporation)                  0       $    0       $    0       $      0        $      0

Issuance of common stock               4,000            4        5,996                          6,000

Net loss for the period June 13,
  1997 (date of incorporation)
  to June 30, 1998                                                            (11,748)        (11,748)
                                       -----       ------       ------       --------        --------
Balances at June 30, 1998              4,000            4        5,996        (11,748)         (5,748)

Net loss for the year ended
   June 30, 1999                                                              (31,243)        (31,243)
                                       -----       ------       ------       --------        --------
Balances at June 30, 1999              4,000       $    4       $5,996       $(42,991)       $(36,991)
                                       =====       ======       ======       ========        ========







--------------------------------------------------------------------------------

See notes to financial statements.

                             GOLDENACCESS.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                                                                     For the Period        For the Period
                                                                                      June 13, 1997         June 13, 1997
                                                                                        (date of              (date of
                                                                   For the Year       incorporation)        incorporation)
                                                                  Ended June 30,        to June 30,           to June 30,
                                                                       1999                 1998                 1999
                                                                     --------             --------             --------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                       $(31,243)            $(11,748)            $(42,991)
      Adjustment to reconcile net loss to net cash used by
       operating activities:
       Depreciation                                                       948                                       948
       Increase in receivables                                         (2,400)                                   (2,400)
                                                                     --------             --------             --------
NET CASH USED BY OPERATING ACTIVITIES                                 (32,695)             (11,748)             (44,443)
                                                                     --------             --------             --------
CASH FLOWS FROM INVESTING ACTIVITIES -
      Purchases of equipment                                          (10,162)              (1,838)             (12,000)
                                                                     --------             --------             --------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from issuance of common stock                                                 6,000                6,000
      Advances from stockholder                                        43,352               11,240               54,592
                                                                     --------             --------             --------
CASH PROVIDED BY FINANCING ACTIVITIES                                  43,352               17,240               60,592
                                                                     --------             --------             --------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                 495                3,654                4,149

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                          3,654                    0                    0
                                                                     --------             --------             --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                             $  4,149             $  3,654             $  4,149
                                                                     ========             ========             ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
    INFORMATION - Interest and taxes paid                            $      0             $      0             $      0
                                                                     ========             ========             ========












--------------------------------------------------------------------------------

See notes to financial statements.

                             GOLDENACCESS.COM, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

GoldenAccess.Com, Inc. (the "Company") was incorporated under the laws of the state of Florida on June 13, 1997. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to provide a complete, fully integrated solution to IP Telephony systems. The Company is based in Miami, Florida and has an office in Argentina. On August 26, 1999, the Company merged with another Florida entity, CathTech Group, Inc. ("CathTech"). CathTech became the surviving legal entity, which succeeded to the name GoldenAccess.Com, Inc. (see NOTE G).

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company generated net losses of $31,243 and $11,748 for the respective periods ended June 30, 1999 and 1998, and is anticipating that it will incur a net loss for the fiscal year ending June 30, 2000. In addition, the Company will require a significant amount of capital to implement its business plan. The Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital from its stockholder and/or certain strategic partners to finance its anticipated losses and planned principal operations. However, there is no assurance they will be successful in these efforts. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ from those estimates.

Equipment

Equipment is stated at cost. Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred. Depreciation is computed using the straight-line method over the assets estimated useful lives of five years.

Income Taxes

Income taxes are computed in accordance with Financial Accounting Standards Statement No. 109 "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date.

Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted-average number of common shares outstanding during the period. For calculation of loss per share, the Company has used 345,800 shares, which reflects the shares outstanding as if the merger, discussed in NOTE A, had occurred at inception. The diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. As of June 30, 1999 there are no dilutive shares.

NOTE D - COMMITMENTS

At June 30, 1999, the Company had obligated itself under a three-year operating lease agreement for office space in Argentina. The lease, which expires in May 2002, requires monthly rental payments of approximately $700. Future minimum lease payments under this lease, and a lease entered in October 1999 (see NOTE
G), are approximately as follows:

            Years Ending
               June 30,                     Amounts
               --------                     -------
                2002                       $ 54,800
                2002                         54,800
                2002                          7,700
                                           --------
               Total                       $117,300
                                           ========

Management anticipates that the Company will enter three-year employment agreements with its President and stockholder, as well as two other officers. The employment agreements, which are expected to require total base salaries of approximately $204,000 for each of the three years ending June 30, 2000 through 2002, are also expected to contain provisions for bonuses, other incentives and fringe benefits.

On July 2, 1999, the Company engaged a stockholder of CathTech to provide certain consulting services under a one-year consulting agreement. As consideration for such consulting services, the Company granted such entity options to purchase 500,000 shares of its common stock for $5.00 per share (see NOTE G). The options expire on December 31, 2002.

NOTE E - INCOME TAXES

During the year ended June 30, 1999, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations. The significant components of the deferred tax asset as of June 30, 1999, assuming an effective income tax rate of 34%, are approximately as follows:

         Deferred Income Tax Asset -
               Net operating loss carryforwards                  $ 14,000
                                                                 --------
         Deferred income tax asset                                 14,000
            Less valuation allowance                              (14,000)
                                                                 --------
                  Total deferred income tax asset                $      0
                                                                 ========

The Company established a valuation allowance to fully reserve the deferred income tax asset as of June 30, 1999 as the realization of the asset did not meet the required asset recognition standard established by Financial Accounting Standards Statement No. 109 "Accounting for Income Taxes." Accordingly, the Company has not recorded any benefits for deferred income taxes in the accompanying statements of operations.

At June 30, 1999, the Company had net operating loss carryforwards of approximately $40,000 for income tax purposes. These carryforwards will be available to offset future taxable income through the year 2019.

NOTE F - OTHER RELATED PARTY TRANSACTIONS

During the year ended June 30, 1999 and the period June 13, 1997 (date of incorporation) to June 30, 1998, the Company's President and stockholder provided various equipment, services and a portion of his home in Florida for office space for no consideration. The value of this equipment and office space, as well as the services rendered are considered to be insignificant and as such no expense has been recorded in the accompanying statements of operations. The Company estimates that from inception to June 30, 1999, no more than 100 hours have been dedicated solely to the business of the Company by the president or any other individual.

During the year ended June 30, 1999 and the period June 13, 1997 (date of incorporation) to June 30, 1998, the Company paid research and development costs of approximately $28,000 and $11,000, to an individual that subsequent to June 30, 1999 became an optionholder.

During the year ended June 30, 1999 and the period June 13, 1997 (date of incorporation) to June 30, 1998, the Company's President and stockholder advanced various funds to the Company. These advances, which were unsecured and non-interest bearing, were converted to equity in July 1999.

During the year ended June 30, 1999, the Company earned $3,000 in consulting revenues from an entity affiliated through common ownership.

NOTE G - SUBSEQUENT EVENTS

Stock Option Plan

The Company has reserved 1,720,000 shares of its common stock for issuance under certain stock option plans it anticipates adopting. In addition to the options discussed at NOTE D, subsequent to June 30, 1999, the Company has granted certain key employees and a consultant, five-year options to purchase 370,000 shares of its common stock for $3.75 per share, which is the estimated fair market value of the shares at the grant date.

Acquisition of Assets

On July 30, 1999, the Company issued 2,166,700 shares of its common stock to its President and majority stockholder as consideration for certain equipment, software, customer contracts and related agreements, and the rights to pending trademarks. The Company has recorded the value of these assets at such stockholders' approximate historical cost basis.

Merger

On August 26, 1999, the Company merged with CathTech, which became the surviving entity but retained the name of GoldenAccess.Com, Inc. Upon the effective date of the merger, the issued and outstanding shares of the surviving corporation were owned 87.5% by the then existing common stockholders of the Company and 12.5% by the stockholders of CathTech. In connection with this merger, the Company paid $90,000 to the public parent of CathTech. For accounting purposes, the merger will be treated as a reverse acquisition with the Company being treated as the acquiree for financial statement purposes.

Leases

On October 15, 1999, the Company entered into a lease agreement with an affiliate for certain office space. The lease term, which commences on November 1, 1999 and terminates on February 14, 2001, requires monthly payments of $5,488 plus applicable sales tax.

Proposed Registration of Common Stock

The Company plans to register 500,000 shares of its common stock. 114,400 of these shares will be distributed, subsequent to the effective date of the registration statement, to stockholders of the previous parent of CathTech as a stock dividend. The remaining 385,100 shares will be registered for future sale by the holders thereof. Accordingly, the Company will not receive any proceeds from the offering.

--------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS PROSPECTUS AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION PROVIDED IS CORRECT SUBSEQUENT TO THE DATE OF THE PROSPECTUS. THIS PROSPECTUS MAY BE USED BY US OR BY ANY BROKER-DEALER WHO MAY PARTICIPATE IN SALES OF THE SHARES.

UNTIL ________________, 2000 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL BROKER-DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS WITH RESPECT TO SALES EFFECTED BY THEM.


                               TABLE OF CONTENTS


SUMMARY ........................................          4
OUR COMPANY ....................................          5
RISK FACTORS ...................................          7
DISTRIBUTION ...................................         24
PLAN AND RESULTS
OF OPERATIONS ..................................         25
YEAR 2000 READINESS DISCLOSURE .................         27
CAPITALIZATION .................................         28
BUSINESS .......................................         29
RECENT ASSETS ACQUISITION ......................         43
SELLING SECURITYHOLDERS ........................         45
PRINCIPAL SHAREHOLDERS .........................         46
MANAGEMENT .....................................         47
DESCRIPTION OF SECURITIES ......................         55
SHARES ELIGIBLE FOR FUTURE SALE ................         56
DIVIDEND POLICY ................................         59
STOCK TRANSFER AGENT ...........................         59
EXPERTS ........................................         59
LEGAL MATTERS ..................................         59
AVAILABLE  INFORMATION .........................         59
INDEX TO FINANCIAL STATEMENTS ..................         F1


                             GOLDENACCESS.COM, INC.
                          500,000 SHARES COMMON STOCK
                          (PAR VALUE $.001 PER SHARE)

                             [LOGO]GOLDENACCESS.COM



                             GOLDENACCESS.COM, INC.
                       6161 BLUE LAGOON DRIVE, SUITE 190
                                MIAMI, FL. 33126
                                  305-264-2401

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

THE INFORMATION REQUIRED BY THIS ITEM IS INCORPORATED BY REFERENCE TO "INDEMNIFICATION" IN THIS PROSPECTUS.

Section 607.0850 of the Florida Business Corporation Act empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty to loyalty to the corporation or its stockholders (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) arising under Section 607.0850 of the Florida Business Corporation Act, or (4) for any transaction from which the director derived an improper personal benefit.

The Florida Business Corporation Act provides further that the indemnification permitted shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

At the time of this filing, we have not entered into individual indemnity agreements with our officers and directors. However, this is anticipated and its effect will be to require us to indemnify our officers and directors for any claim arising against them in their official capacities if they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Indemnification for liabilities arising under the securities act of 1933, as amended, may be permitted to our directors, officers, or persons under these provisions, but we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses we will pay in connection with the issuance and distribution of the securities being registered by this registration statement.


SEC Registration Fee                                     $      1211.25

NASD Registration Fee                                    $       925.00

Printing Expenses, including stock certificates          $   127,000.00(1)

Accounting Fees and Expenses                             $    24,500.00(1)
Legal Fees and Expenses                                  $    45,000.00

Blue Sky Fees and Expenses                               $     7,300.00(1)

Miscellaneous                                            $     5,300.00(1)

Travel and Due Diligence Meeting Expenses                $    23,000.00(1)

Total Estimated Expenses                                 $   134,236.25(1)
-----------------------------------------------------------------------


1. These expenses, except for the SEC and NASD fees, are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         (A) UNREGISTERED SECURITIES SOLD

The following table sets out, for all sales of our securities within the three years last preceding this registration statement without registration, under the Securities Act of 1933, (1) the date, title and amount of securities sold
(2) names of underwriters, if any (3) the persons to whom the securities were sold (4) the consideration paid for the securities, whether cash or non-cash and (5) all the issued securities below were effected without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration contained in Section 4(2) of the Securities
Act:


======================================================================================================================
  Name of           Option Holders(1)      Cardiac Control       Other Purchaser   By Stock          Other Founders(3)
 Purchaser                                 Services, Inc.        for Cash(2)       Exchange
----------------------------------------------------------------------------------------------------------------------
Securities
----------------------------------------------------------------------------------------------------------------------
Class of Stock        Common               Common                Common            Common            Common
----------------------------------------------------------------------------------------------------------------------
Dates Acquired        7/99-8/99            8/26/99               8/97 - 11/97                        8/99
----------------------------------------------------------------------------------------------------------------------
Amount                1,720,000            129,300               4,000             2,166,700         719,100
----------------------------------------------------------------------------------------------------------------------
Consideration                              Founder Shares(5)     $60,592                             Founder Shares(4)
----------------------------------------------------------------------------------------------------------------------
Exemption             Section 4(2)         Section 4(2)          Section 4(2)      Section 4(2)      Section 4(2)
Claimed
======================================================================================================================


All investors had the opportunity to ask questions and receive answers from all of our officers, directors and employees. In addition, they had access to review all of our corporate records and material contracts and agreements.


1. Option holders consist of the following five individuals: Clifford Pierce, (President, Chief Financial Officer and Chairman of the Board) 120,000 - shares granted in July, 1999, however, these option shares may not be exercised until 180 days subsequent to the effective date of our first registration statement. The exercise price of the stock is twenty-five cents per share. There are another 420,000 option shares, twenty percent of which shares can not be exercised until one year after the effective date of our first registration statement at an option price of twenty-five cents per share. The remaining eighty percent of the shares may not be exercised until two years after the effective date of our first registration statement. Paul Callihoo (Executive Vice President of International marketing and current Chief Operating Officer and director) has been granted 50,000 of these options and Nigel Gray (Vice President of Technical and Business Development and director) 50,000 options. There are 220,000 remaining of these option shares designated for various key and non-key employees who each earn less than one hundred thousand dollars per annum. Southeastern Venture Corporation was granted 50,000 options at twenty-five cents per share, in August, 1999, exercisable 90 days after the effective date of this registration statement. There are 630,000 option shares remaining designated and reserved for the new Chief Executive Officer, the new Chief Operating Officer and the new Chief Financial Officer. Barry Potter was granted 500,000 option shares in July, 1999, at an exercise price of $5.00 per share, which may be exercised 90 days after the effective date of this registration statement.

2. Clifford Pierce, President.

3. This group consists of the following six individuals or entities, all of whom received their shares as founders in August, 1999, as that term is defined under section 230.405 of the General Rules and Regulations of the Securities Act of 1933.: Dorf Financial - 143,000 shares in August, 1999, purchased for par value; Alan Rabin - 1,000 shares in August, 1999, purchased for par value; Barry Potter - 57,000 shares in August, 1999, purchased for par value and 86,000 shares purchased for $3.75 per share; The Tory Trust - 26,900 shares in August, 1999, purchased for par value; Lindsey A. Gertner - 131,000 shares in August, 1999, purchased for $3.75 per share; Potter Financial Corporation - 143,000 shares in August, 1999, purchased for $3.75 per share; Clifford Pierce
- 2,166,700 shares in August, 1999, exchanged for assets, as well as Cardiac Control Services, Inc. on behalf of their shareholders as a group, prior to distribution of the stock dividend.


4. Both Cardiac Control services, Inc. and the other five individual and/or entity founders, described in footnote 3, obtained their shares as a result of their contribution and efforts in forming CathTech, Inc. and the subsequent merger with GoldenAccess.Com, Inc. in August, 1999.

5. CathTech, Inc. was incorporated under the laws of the State of Florida in August, 1999, by Cardiac Control services, Inc. and the other five individual and/or entity founders. They retained their shares in the August, 1999, merger with GoldenAccess.Com, Inc., continuing their "founder's" status, which can be characterized as a Section 4(2) exemption by an issuer not involving a public offering.

EXHIBITS
INDEX TO EXHIBITS                   "TBPBA" = TO BE PROVIDED BY AMENDMENT

                                LIST OF EXHIBITS


    1    Underwriting agreement                                         Not Applicable


    2    Plan of acquisition, reorganization, arrangement,              Not Applicable
         liquidation or succession

  3.1    Articles of Incorporation of GAC.com                           Attached*Previously
                                                                        Filed

 3.1A    Articles of Incorporation of Cath Tech                         Attached*Previously
                                                                        Filed

  3.2    By-laws GAC                                                    Attached*Previously
                                                                        Filed

 3.2A    By-laws Cath Tech and Certification                            Attached*Previously
                                                                        Filed

    4    Instruments defining the rights of holders, including          Attached*Previously
         indentures (See 3.2) Common stock Specimen                     Filed
         Certificate

  4.1    Option Agreements                                              Attached** Filed
                                                                        Herewith due to
                                                                        modification

    5    Opinion re: legality                                           Attached*Previously
                                                                        Filed

    6    No exhibit required                                            Not Applicable

    7    Opinion re: liquidation preference (See 3.2)                   Not Applicable

    8    Opinion re: tax matters                                        Not Applicable

    9    Voting trust agreement                                         Not Applicable

   10    MATERIAL CONTRACTS

 10.1    Form of IP Gateway Purchase Agreement                          Attached*Previously
                                                                        Filed

 10.2    Form of IP Gateway Commercial Service Agreement                Attached*Previously
                                                                        Filed

 10.3    Lease for office in Argentina (Dated)                          Attached*Previously
                                                                        Filed

10.3A    Lease for office in Miami                                      Attached*Previously
                                                                        Filed

 10.4    Discar Distribution Agreement                                  Attached*Previously
                                                                        Filed

 10.5    Carrier Agreement with Easton Telecom (Frontier                TBPBA
         Communication) Pending

 10.6    Carrier Agreement with International Telecom                   Attached*Previously
         Communications                                                 Filed

 10.7    Purchase Agreement and Bill of Sale                            Attached**Filed
                                                                        Herewith

 10.8    CTI-PRO Distribution Agreement for Central and                 Attached*Previously
         Eastern Europe                                                 Filed

 10.9    Partner Program Agreements with Cisco                          Attached**Filed
                                                                        Herewith

10.10    Partner Program with Dialogic                                  Attached*Previously
                                                                        Filed

10.11    Employment Agreement dated October 1, 1999                     Attached*Previously
         With Clifford Y. Pierce (President)                            Filed

10.12    Employment Agreement dated October 1, 1999                     Attached*Previously
         With Paul Callihoo (Executive Vice-President)                  Filed

10.13    Employment Agreement dated October 1, 1999                     Attached*Previously
         With Nigel Gray (Vice-President)                               Filed

10.14    PL Data Teknik Distribution Agreement for Denmark              Attached*Previously
         (Pending)                                                      Filed

10.15    Integrated Communications Group Distribution                   Attached*Previously
         Agreement for Hong Kong                                        Filed

10.16    Beijing Agreements                                             Attached**Filed
                                                                        Herewith

10.17    Hertford Agreements                                            Attached**Filed
                                                                        Herewith

   11    Statement re: computation of per share earnings                Not Applicable

   12    No exhibit required                                            Not Applicable

   13    Annual or quarterly reports, Form 10-Q                         Not Applicable

 14.1    Material Patents: Internet accessible database with            Attached**
         telephone entry capability                                     Filed Herewith

 14.2    Material Patent: Long distance data communication              Attached**Filed
         having local telephone connection access                       Herewith

   15    Letter on unaudited interim financial information (See         Not Applicable
         page  F-19)

   16    Letter on change in certifying accountant                      Not Applicable


   17    Letter on director resignation                                 Not Applicable

   18    Letter on change in accounting principles                      Not Applicable

   19    Reports furnished to security holders                          Not Applicable

 19.1    Letter to Shareholders dated                                   TBPBA

   20    Other documents or statements to security holders              Not Applicable

 20.1    State of Florida Merger Filings                                Attached*Previously
                                                                        Filed

 20.2    Plan and Articles of Merger                                    Attached*Previously
                                                                        Filed

   21    Subsidiaries of the registrant                                 Not Applicable

   22    Published report regarding matters submitted to vote           Not Applicable

   23    Consent of experts and counsel                                 Attached*Previously
                                                                        Filed

 23.1    Consent of counsel                                             Attached*Previously
                                                                        Filed

 23.2    Consent of accountant                                          Attached**Filed
                                                                        herewith

   24    Power of attorney                                              Not Applicable

   25    Statement of eligibility of trustee                            Not Applicable

   26    Invitations for competitive bids                               Not Applicable

   27.1  Financial Data Schedule Templates                              Attached**Filed herewith

   27.2  Financial Data Schedule Templates                              Attached**Filed herewith

   28    Information from reports furnished to state insurance          Not Applicable
         regulatory authorities

ITEM 28. UNDERTAKINGS
(a) RULE 415 OFFERING

The undersigned Registrant will:
(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
     (a) Include any prospectus required by section 10(a)(3) of the Securities Act;
     (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the Securities that remain unsold at the end of the offering.

     (e) Request for acceleration of effective date.

SUBJECT TO THE TERMS AND CONDITIONS OF SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, THE UNDERSIGNED REGISTRANT UNDERTAKES TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION ANY SUPPLEMENTARY AND PERIODIC INFORMATION, DOCUMENTS, AND REPORTS AS MAY BE PRESCRIBED BY ANY RULE OR REGULATION OF THE COMMISSION HERETOFORE OR HEREAFTER DULY ADOPTED UNDER THE AUTHORITY CONFERRED TO THAT SECTION.

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to these provisions, or otherwise, but we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by any of our directors, officers or controlling persons in connection with the Securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES


         IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM SB-2 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON OUR BEHALF BY THE UNDERSIGNED, IN THE CITY OF MIAMI, STATE OF FLORIDA, ON FEBRUARY 16, 2000.

(REGISTRANT)                   GOLDENACCESS.COM, INC.

                               BY:          //SS//
                                  ------------------------------------
                                 CLIFFORD Y. PIERCE, PRESIDENT, CFO, AND
                                  CHAIRMAN OF THE BOARD OF DIRECTORS

IN ACCORDANCE WITH THE SECURITIES ACT OF 1933 THIS REGISTRATION WAS SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


(SIGNATURE)               //SS//                       (DATE) FEBRUARY 16, 2000
                 -----------------------------------
                 NIGEL GRAY
                 VICE PRESIDENT, DIRECTOR

                          //SS//
(SIGNATURE)      -----------------------------------   (DATE) FEBRUARY 16, 2000
                 PAUL CALLIHOO
                 EXECUTIVE VICE PRESIDENT, DIRECTOR

                          //SS//
(SIGNATURE)      -----------------------------------   (DATE) FEBRUARY 16, 2000
                 DAVID W. HEATH
                 DIRECTOR

                          //SS//
(SIGNATURE)      -----------------------------------   (DATE) FEBRUARY 16, 2000
                 OWEN GOLDWYN
                 DIRECTOR



WHO MUST SIGN: THE SMALL BUSINESS ISSUER, ITS PRINCIPAL EXECUTIVE OFFICER OR OFFICERS, ITS PRINCIPAL FINANCIAL OFFICER, ITS CONTROLLER OR PRINCIPAL ACCOUNTING OFFICER AND AT LEAST THE MAJORITY OF DIRECTORS OR PERSONS PERFORMING SIMILAR FUNCTIONS.

EXHIBITS
INDEX TO EXHIBITS                   "TBPBA" = TO BE PROVIDED BY AMENDMENT

                                LIST OF EXHIBITS


    1    Underwriting agreement                                         Not Applicable

    2    Plan of acquisition, reorganization, arrangement,              Not Applicable
         liquidation or succession

  3.1    Articles of Incorporation of GAC.com                           Attached*Previously
                                                                        Filed

 3.1A    Articles of Incorporation of Cath Tech                         Attached*Previously
                                                                        Filed

  3.2    By-laws GAC                                                    Attached*Previously
                                                                        Filed

 3.2A    By-laws Cath Tech and Certification                            Attached*Previously
                                                                        Filed

    4    Instruments defining the rights of holders, including          Attached*Previously
         indentures (See 3.2) Common stock Specimen                     Filed
         Certificate

  4.1    Option Agreements                                              Attached** Filed
                                                                        Herewith due to
                                                                        modification

    5    Opinion re: legality                                           Attached*Previously
                                                                        Filed

    6    No exhibit required                                            Not Applicable

    7    Opinion re: liquidation preference (See 3.2)                   Not Applicable

    8    Opinion re: tax matters                                        Not Applicable

    9    Voting trust agreement                                         Not Applicable

   10    MATERIAL CONTRACTS

 10.1    Form of IP Gateway Purchase Agreement                          Attached*Previously
                                                                        Filed

 10.2    Form of IP Gateway Commercial Service Agreement                Attached*Previously
                                                                        Filed

 10.3    Lease for office in Argentina (Dated)                          Attached*Previously
                                                                        Filed

10.3A    Lease for office in Miami                                      Attached*Previously
                                                                        Filed
 10.4    Discar Distribution Agreement                                  Attached*Previously
                                                                        Filed

 10.5    Carrier Agreement with Easton Telecom (Frontier                TBPBA
         Communication) (Pending)


 10.6    Carrier Agreement with International Telecom                   Attached*Previously
         Communications                                                 Filed

 10.7    Purchase Agreement and Bill of Sale                            Attached*Previously
                                                                        Filed

 10.8    CTI-PRO Distribution Agreement for Central and                 Attached*Previously
         Eastern Europe                                                 Filed

 10.9    Partner Program Agreements with Cisco                          Attached**Filed
                                                                        Herewith

10.10    Partner Program with Dialogic                                  Attached*Previously
                                                                        Filed

10.11    Employment Agreement dated October 1, 1999                     Attached*Previously
         With Clifford Y. Pierce (President)                            Filed

10.12    Employment Agreement dated October 1, 1999                     Attached*Previously
         With Paul Callihoo (Executive Vice-President)                  Filed

10.13    Employment Agreement dated October 1, 1999                     Attached
         With Nigel Gray (Vice-President)                               *Previously Filed

10.14    PL Data Teknik Distribution Agreement for Denmark              Attached*Previously
         (Pending)                                                      Filed

10.15    Integrated Communications Group Distribution                   Attached*Previously
         Agreement for Hong Kong                                        Filed

10.16    Beijing Agreements                                             Attached**
                                                                        Filed Herewith

10.17    Hertford Agreements                                            Attached**Filed
                                                                        Herewith

   11    Statement re: computation of per share earnings                Not Applicable

   12    No exhibit required                                            Not Applicable

   13    Annual or quarterly reports, Form 10-Q                         Not Applicable

 14.1    Material Patents:Internet accessible database with             Attached**
         telephone entry capability                                     Filed Herewith

 14.2    Material Patent: Long distance data communication              Attached**
         having local telephone connection access                       Filed Herewith

   15    Letter on unaudited interim financial information (See         Not Applicable
         page  F-19)

   16    Letter on change in certifying accountant                      Not Applicable

   17    Letter on director resignation                                 Not Applicable

   18    Letter on change in accounting principles                      Not Applicable

   19    Reports furnished to security holders                          Not Applicable


 19.1    Letter to Shareholders dated                                   TBPBA

   20    Other documents or statements to security holders              Not Applicable

 20.1    State of Florida Merger Filings                                Attached*Previously
                                                                        Filed

 20.2    Plan and Articles of Merger                                    Attached*Previously
                                                                        Filed

   21    Subsidiaries of the registrant                                 Not Applicable

   22    Published report regarding matters submitted to vote           Not Applicable

   23    Consent of experts and counsel                                 Attached*Previously
                                                                        Filed

 23.1    Consent of counsel                                             Attached*Previously
                                                                        Filed

 23.2    Consent of accountant                                          Attached**Filed
                                                                        herewith

   24    Power of attorney                                              Not Applicable

   25    Statement of eligibility of trustee                            Not Applicable

   26    Invitations for competitive bids                               Not Applicable

   27    Financial Data Schedule Templates                              Attached
                                                                        **Filed herewith

   28    Information from reports furnished to state insurance          Not Applicable
         regulatory authorities